                                                                    EXHIBIT 10.1
--------------------------------------------------------------------------------

                                CREDIT AGREEMENT


                                      among


                             ADVANCED MEDICAL, INC.,


                                IMED CORPORATION,


                          VARIOUS LENDING INSTITUTIONS,


                             BANKERS TRUST COMPANY,
                           AS ADMINISTRATIVE AGENT AND
                               SYNDICATION AGENT,


                                 BANQUE PARIBAS,
                           AS DOCUMENTATION AGENT AND
                                SYNDICATION AGENT


                                       and


              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
                              AS SYNDICATION AGENT


                        ________________________________


                          Dated as of November 26, 1996
                        ________________________________

                                  $250,000,000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SECTION 1.  Amount and Terms of Credit . . . . . . . . . . . . . . . . . . .   1
     1.01  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02  Minimum Borrowing Amounts, etc. . . . . . . . . . . . . . . . . .   5
     1.03  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . .   5
     1.04  Disbursement of Funds . . . . . . . . . . . . . . . . . . . . . .   6
     1.05  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.06  Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.07  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . . . .   9
     1.08  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.09  Interest Periods. . . . . . . . . . . . . . . . . . . . . . . . .  10
     1.10  Increased Costs, Illegality, etc. . . . . . . . . . . . . . . . .  11
     1.11  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     1.12  Change of Lending Office. . . . . . . . . . . . . . . . . . . . .  14
     1.13  Replacement of Banks. . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 2.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . .  15
     2.01  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .  15
     2.02  Letter of Credit Requests; Notices of Issuance. . . . . . . . . .  17
     2.03  Agreement to Repay Letter of Credit Drawings. . . . . . . . . . .  17
     2.04  Letter of Credit Participations . . . . . . . . . . . . . . . . .  18
     2.05  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 3.  Fees; Commitments. . . . . . . . . . . . . . . . . . . . . . . .  21
     3.01  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.02  Voluntary Termination or Reduction of Commitments . . . . . . . .  22
     3.03  Mandatory Adjustments of Commitments, etc.. . . . . . . . . . . .  23

SECTION 4.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.01  Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . .  24
     4.02  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . .  25
     4.03  Method and Place of Payment . . . . . . . . . . . . . . . . . . .  35
     4.04  Net Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . .  38
     5.01  Execution of Agreement; Notes . . . . . . . . . . . . . . . . . .  38
     5.02  No Default; Representations and Warranties. . . . . . . . . . . .  38
     5.03  Officer's Certificate . . . . . . . . . . . . . . . . . . . . . .  38
     5.04  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . .  38


                                       (i)
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                                                                            ----

     5.05  Corporate Proceedings . . . . . . . . . . . . . . . . . . . . . .  39
     5.06  Adverse Change, etc.. . . . . . . . . . . . . . . . . . . . . . .  39
     5.07  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     5.08  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     5.09  Consummation of the Transaction . . . . . . . . . . . . . . . . .  40
     5.10  Pledge Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  43
     5.11  Security Agreement. . . . . . . . . . . . . . . . . . . . . . . .  43
     5.12  Mortgages; Title Insurance; Surveys, etc. . . . . . . . . . . . .  44
     5.13 Plans; Collective Bargaining Agreements; Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Tax Sharing
            Agreements; Material Contracts . . . . . . . . . . . . . . . . .  45
     5.14  Solvency Opinion; Environmental Analyses; Evidence of Insurance .  47
     5.15  Pro Forma Balance Sheets. . . . . . . . . . . . . . . . . . . . .  47
     5.16  Projections . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     5.17  Indebtedness to Remain Outstanding.   . . . . . . . . . . . . . .  48
     5.18  Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . .  48
     5.19  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . .  48
     5.20  Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . .  48
     5.21  Financial Statements. . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 6.  Representations, Warranties and Agreements . . . . . . . . . . .  49
     6.01  Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . .  49
     6.02  Corporate Power and Authority . . . . . . . . . . . . . . . . . .  49
     6.03  No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     6.04  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     6.05  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . .  50
     6.06  Governmental Approvals. . . . . . . . . . . . . . . . . . . . . .  51
     6.07  Investment Company Act. . . . . . . . . . . . . . . . . . . . . .  51
     6.08  Public Utility Holding Company Act. . . . . . . . . . . . . . . .  51
     6.09  True and Complete Disclosure. . . . . . . . . . . . . . . . . . .  51
     6.10  Financial Condition; Financial Statements . . . . . . . . . . . .  51
     6.11  Security Interests. . . . . . . . . . . . . . . . . . . . . . . .  53
     6.12  Representations and Warranties in Other Documents . . . . . . . .  53
     6.13  Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     6.14  Compliance with ERISA in Connection with Domestic Pension Plans .  54
     6.15  Compliance with Applicable Laws in Connection with Foreign
             Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . .  55
     6.16  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .  55
     6.17  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     6.18  Intellectual Property . . . . . . . . . . . . . . . . . . . . . .  56
     6.19  Compliance with Statutes, etc.. . . . . . . . . . . . . . . . . .  56
     6.20  Environmental Matters . . . . . . . . . . . . . . . . . . . . . .  56


                                      (ii)

                                                                            Page
                                                                            ----

     6.21  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     6.22  Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . .  57
     6.23  Tax Returns and Payments. . . . . . . . . . . . . . . . . . . . .  58
     6.24  Indebtedness to Remain Outstanding. . . . . . . . . . . . . . . .  58
     6.25  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     6.26  FDA Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 7.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . .  59
     7.01  Information Covenants . . . . . . . . . . . . . . . . . . . . . .  60
     7.02  Books, Records and Inspections. . . . . . . . . . . . . . . . . .  63
     7.03  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     7.04  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . .  64
     7.05  Corporate Franchises. . . . . . . . . . . . . . . . . . . . . . .  64
     7.06  Compliance with Statutes, etc.. . . . . . . . . . . . . . . . . .  64
     7.07  Compliance with Environmental Laws. . . . . . . . . . . . . . . .  64
     7.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     7.09  Good Repair . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     7.10  End of Fiscal Years; Fiscal Quarters. . . . . . . . . . . . . . .  66
     7.11  Additional Security; Further Assurances . . . . . . . . . . . . .  67
     7.12  Registry. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     7.13  Contributions; Payments . . . . . . . . . . . . . . . . . . . . .  68
     7.14  Foreign Subsidiaries Security . . . . . . . . . . . . . . . . . .  69
     7.15  Interest Rate Protection. . . . . . . . . . . . . . . . . . . . .  69
     7.16  Debentures Redemption . . . . . . . . . . . . . . . . . . . . . .  70
     7.17  Holdings Preferred Stock Redemption . . . . . . . . . . . . . . .  70
     7.18  Senior Notes Tender Offer/Defeasance. . . . . . . . . . . . . . .  70
     7.19  Maintenance of Corporate Separateness . . . . . . . . . . . . . .  70
     7.20  IVAC Merger and IMED Merger . . . . . . . . . . . . . . . . . . .  70
     7.21  FDA Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     7.22  Further Opinions of Counsel . . . . . . . . . . . . . . . . . . .  71
     7.23  Liquidation of IMED B.V.I . . . . . . . . . . . . . . . . . . . .  72
     7.24  Wind-Down of River Medical. . . . . . . . . . . . . . . . . . . .  72

SECTION 8.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . .  72
     8.01  Changes in Business . . . . . . . . . . . . . . . . . . . . . . .  72
     8.02  Consolidation, Merger, Sale or Purchase of Assets, etc. . . . . .  72
     8.03  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     8.04  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     8.05  Advances, Investments and Loans . . . . . . . . . . . . . . . . .  82
     8.06  Dividends, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  85
     8.07  Transactions with Affiliates. . . . . . . . . . . . . . . . . . .  88
     8.08  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . .  89
     8.09 Minimum Consolidated EBITDA. . . . . . . . . . . . . . . . . . . .  90



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                                                                            Page
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     8.10  Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . .  91
     8.11  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . .  92
     8.12  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . .  93
     8.13  Minimum Consolidated Net Worth. . . . . . . . . . . . . . . . . .  94
     8.14  Designated Senior Debt. . . . . . . . . . . . . . . . . . . . . .  94
     8.15  Limitation on Voluntary Payments and Modifications of
          Indebtedness; Modifications of Certificate of Incorporation, By-
          Laws and Certain Other Agreements; etc.. . . . . . . . . . . . . .  94
     8.16  Limitation on Certain Restrictions on Subsidiaries. . . . . . . .  95
     8.17  Limitation on the Creation of Subsidiaries. . . . . . . . . . . .  96

SECTION 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  96
     9.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
     9.02  Representations, etc. . . . . . . . . . . . . . . . . . . . . . .  96
     9.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
     9.04  Default Under Other Agreements. . . . . . . . . . . . . . . . . .  97
     9.05  Bankruptcy, etc.. . . . . . . . . . . . . . . . . . . . . . . . .  97
     9.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
     9.07  Security Documents. . . . . . . . . . . . . . . . . . . . . . . .  98
     9.08  Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
     9.09  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
     9.10  Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

SECTION 10.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  99

SECTION 11.  The Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . 133
     11.01  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . 133
     11.02  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . 133
     11.03  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . 133
     11.04  Reliance by Agents . . . . . . . . . . . . . . . . . . . . . . . 134
     11.05  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . 134
     11.06  Non-Reliance on Agent, and Other Banks . . . . . . . . . . . . . 135
     11.07  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 135
     11.08  Agents in their Individual Capacities. . . . . . . . . . . . . . 136
     11.09  Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
     11.10  Resignation of an Agent; Successor Agent . . . . . . . . . . . . 136

SECTION 12.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . 137
     12.01  Payment of Expenses, etc.. . . . . . . . . . . . . . . . . . . . 137
     12.02  Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . . . 138
     12.03  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
     12.04  Benefit of Agreement . . . . . . . . . . . . . . . . . . . . . . 138
     12.05  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . . 140


                                      (iv)

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                                                                            Page
                                                                            ----

     12.06  Payments Pro Rata. . . . . . . . . . . . . . . . . . . . . . . . 140
     12.07  Calculations; Computations . . . . . . . . . . . . . . . . . . . 141
     12.08  Governing Law; Submission to Jurisdiction; Venue . . . . . . . . 141
     12.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 142
     12.10  Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . . . 142
     12.11  Headings Descriptive . . . . . . . . . . . . . . . . . . . . . . 142
     12.12  Amendment or Waiver; etc.. . . . . . . . . . . . . . . . . . . . 142
     12.13  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . 144
     12.14  Domicile of Loans. . . . . . . . . . . . . . . . . . . . . . . . 144
     12.15  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 144
     12.16  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . 145
     12.17  IMED Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 145
     12.18  German Pledge Agreement. . . . . . . . . . . . . . . . . . . . . 147

SECTION 13.  Holding Company Guaranty. . . . . . . . . . . . . . . . . . . . 148
     13.01  The Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . 148
     13.02  Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . 148
     13.03  Nature of Liability. . . . . . . . . . . . . . . . . . . . . . . 148
     13.04  Independent Obligation . . . . . . . . . . . . . . . . . . . . . 149
     13.05  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . 149
     13.06  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
     13.07  Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . 150
     13.08  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
     13.09  Nature of Liability. . . . . . . . . . . . . . . . . . . . . . . 152


ANNEX I             List of Banks
ANNEX II            Bank Addresses
ANNEX III           Real Properties
ANNEX IV            Projections
ANNEX V             Subsidiaries
ANNEX VI            Plans
ANNEX VII           Insurance
ANNEX VIII          Indebtedness to Remain Outstanding
ANNEX IX            Recalled Products
ANNEX X             Medical Device Report Policy
ANNEX XI            Tax Matters
ANNEX XII           Projected Consolidated EBITDA
ANNEX XIII          Existing Liens
ANNEX XIV           Existing Investments
ANNEX XV            Permitted Holdings Investments


                                       (v)

EXHIBIT A-1   --    Form of Notice of Borrowing
EXHIBIT A-2   --    Form of Letter of Credit Request
EXHIBIT B-1   --    Form of A Term Note
EXHIBIT B-2   --    Form of B Term Note
EXHIBIT B-3   --    Form of C Term Note
EXHIBIT B-4   --    Form of D Term Note
EXHIBIT B-5   --    Form of Revolving Note
EXHIBIT B-6   --    Form of Swingline Note
EXHIBIT C     --    Form of Section 4.04(b)(ii) Certificate
EXHIBIT D     --    Form of Opinion of Counsel to the Credit Parties
EXHIBIT E     --    Form of Officers' Certificate
EXHIBIT F     --    Form of Pledge Agreement
EXHIBIT G     --    Form of Security Agreement
EXHIBIT H     --    Form of Subsidiary Guaranty
EXHIBIT I     --    Form of Subordination Provisions
EXHIBIT J     --    Form of Assignment and Assumption Agreement
EXHIBIT K     --    Form of Intercompany Note
EXHIBIT L     --    Form of Shareholder Subordinated Note
EXHIBIT M     --    Assumption Acknowledgment
EXHIBIT N     --    Subsidiary Assumption Agreement
EXHIBIT O     --    Form of Further Opinion of Counsel


                                      (vi)

     CREDIT AGREEMENT, dated as of November 26, 1996, among ADVANCED MEDICAL, INC., a Delaware corporation ("Holdings"), IMED CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), BANKERS TRUST COMPANY ("BTCo"), as administrative agent (in such capacity, the "Administrative Agent") and as a syndication agent (in such capacity, a "Syndication Agent"), BANQUE PARIBAS ("Paribas"), as documentation agent (in such capacity, the "Documentation Agent" and together with BTCo in its capacity as Administrative Agent, the "Agents") and as a syndication agent (in such capacity a "Syndication Agent") and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("DLJ"), as a syndication agent (in such capacity, a "Syndication Agent" and together with BTCo and Paribas in their capacity as Syndication Agents, the "Syndication Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H :


     WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facilities provided for herein;


     NOW, THEREFORE, IT IS AGREED:

     SECTION 1.  AMOUNT AND TERMS OF CREDIT.

     1.01 COMMITMENTS. (A) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans to the Borrower, which loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the A Term Loan Facility, the B Term Loan Facility, the C Term Loan Facility, the D Term Loan Facility and the Revolving Loan Facility, as set forth below:

          (a) Loans under the A Term Loan Facility (each, an "A Term Loan" and, collectively, the "A Term Loans"), (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date,
     (ii) shall be denominated in U.S. Dollars, (iii) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, PROVIDED, that (x) all A Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of A Term Loans of the same Type and (y) no incurrences of, or conversions into, A Term Loans maintained as Eurodollar Loans may be effected prior to the earlier of (1) the 30th day after the Initial Borrowing Date and (2) that date (the "Syndication Date") upon which the Agents determine in their sole discretion (and notifies the Borrower) that the primary syndication (and resultant additions of institutions as Banks pursuant to Section 12.04) has been completed and (iv) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the A Term Loan Commitment, if any, of such Bank at such time. Once repaid, A Term Loans may not be reborrowed.

          (b) Each loan under the B Term Loan Facility (each, a "B Term Loan" and, collectively, the "B Term Loans"), (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, PROVIDED, that (x) all B Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of B Term Loans of the same Type and (y) no B Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 30th day after the Initial Borrowing Date and (2) the Syndication Date and (iv) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the B Term Loan Commitment, if any, of such Bank at such time. Once repaid, B Term Loans may not be reborrowed.

          (c) Each loan under the C Term Loan Facility (each, a "C Term Loan" and, collectively, the "C Term Loans"), (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, PROVIDED, that (x) all C Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of C Term Loans of the same Type and (y) no C Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 30th day after the Initial Borrowing Date and (2) the Syndication Date and (iv) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the C Term Loan Commitment, if any, of such Bank at such time. Once repaid, C Term Loans may not be reborrowed.

          (d) Each loan under the D Term Loan Facility (each, a "D Term Loan" and, collectively, the "D Term Loans"), (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, PROVIDED, that (x) all D Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of D Term Loans of the same Type and

     (y) no D Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 30th day after the Initial Borrowing Date and (2) the Syndication Date and (iv) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the D Term Loan Commitment, if any, of such Bank at such time. Once repaid, D Term Loans may not be reborrowed.

          (e) Each loan under the Revolving Loan Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans"), (i) may be incurred by the Borrower at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (ii) shall be denominated in U.S. Dollars, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, PROVIDED, that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) no incurrences of, or conversions into, Revolving Loans maintained as Eurodollar Loans may be effected prior to the earlier of (1) the 30th day after the Initial Borrowing Date and (2) the Syndication Date, (iv) may be repaid and reborrowed in accordance with the provisions hereof and (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with (I) the aggregate principal amount of all other then outstanding Revolving Loans made by such Bank and
     (II) such Bank's RL Percentage, if any, of the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, equals the Revolving Loan Commitment, if any, of such Bank at such time. Notwithstanding anything to the contrary contained herein, the aggregate amount of Revolving Loans incurred on the Initial Borrowing Date may not exceed $10,000,000.

     (B) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline

Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all the Banks to the extent required by Section 12.12).

     (C) On any Business Day, BTCo may, in its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED, that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Banks PRO RATA based on each RL Bank's RL Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RL Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RL Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Banks to share in such Swingline Loans ratably based upon their respective RL Percentages, PROVIDED that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Bank purchasing same from and after such date of purchase.

     1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. More than one Borrowing may be incurred on any day; PROVIDED, that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

     1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans under any Facility (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 1:00 P.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

     (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo not later than 1:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

     (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(C), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

     (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, BTCo or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, BTCo's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

     1.04 DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(C)), each Bank with a Commitment under the respective Facility will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S.

Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

     (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

     1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Bank shall be evidenced (i) if A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) if C Term Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "C Term Note" and, collectively, the "C Term Notes"), (iv) if D Term Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, a "D Term Note" and, collectively, the "D Term Notes"), (v) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (vi) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-6 with blanks appropriately completed in conformity herewith (the "Swingline Note").

     (b) The A Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the A Term Loans made by such Bank, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (c) The B Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the B Term Loans made by such Bank, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (d) The C Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the C Term Loans made by such Bank, (iv) mature on the C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (e) The D Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the D Term Loans made by such Bank, (iv) mature on the D Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (f) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (g) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (h) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

     1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day occurring on or after the earlier of (x) the 30th day after the Initial Borrowing Date and (y) the Syndication Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than Swingline Loans which at all times shall be maintained as Base Rate Loans) owing by the Borrower pursuant to a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; PROVIDED, that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 1:00 P.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

     1.07 PRO RATA BORROWINGS. All Borrowings of Loans (other than Swingline Loans) under this Agreement shall be made by the Banks PRO RATA on the basis of their A Term Loan Commitments, B Term Loan Commitments, C Term Loan Commitments, D Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

     1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

     (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of such Facility from time to time and (ii) the rate which is 2% in excess of the rate then borne by such Loan; PROVIDED, that principal in respect of Eurodollar Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Loan at a per annum rate equal to 2% in excess of the rate of interest applicable on the due date therefor. Interest which accrues under this Section 1.08(c) shall be payable on demand.

     (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

     (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

     1.09 INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period or, to the extent approved by all the Banks with a Commitment and/or outstanding Loans, as the case may be, of the respective Facility, a nine or twelve-month period. Notwithstanding anything to the contrary contained above:

           (i) all Eurodollar Loans comprising a Borrowing shall have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

         (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) no Interest Period for a Borrowing under a Facility may be elected if it would extend beyond the respective Maturity Date for such Facility;

          (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and

         (vii) no Interest Period with respect to any Borrowing of Term Loans shall extend beyond any date upon which a mandatory prepayment of such Term Loans is required to be made under Section 4.02(A)(b)(i), (ii), (iii) or
     (iv), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of such Term Loans permitted to be outstanding after such mandatory prepayment.

If upon the expiration of any Interest Period, the Borrower has failed to elect, or is not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

           (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

         (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the

Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and, in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); PROVIDED, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

     (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

     1.11 COMPENSATION. The Borrower agrees to compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; PROVIDED, HOWEVER, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 4.01 or any conversion of Eurodollar Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Bank pursuant to this Section 1.11.

     1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; PROVIDED, that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

     1.13  REPLACEMENT OF BANKS.  (x)  If any Bank becomes a Defaulting Bank,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists or, in the case of clause
(z) above, would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, PROVIDED, that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 3.01, (y) the respective Letter of Credit Issuer an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank and (ii) all obligations (including, without limitation, all such amounts, if any, owing under Section 1.11) of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 7.12 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

     SECTION 2.  LETTERS OF CREDIT.

     2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time after the Initial Borrowing Date and prior to the Business Day (or the 30th day in the case of trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue, for the account of the Borrower and in support of, (A) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and are in respect of general corporate purposes of the Borrower or its Subsidiaries, as the case may be, and/or (B) on a standby basis, L/C Supportable Indebtedness, and subject to and upon the terms and conditions herein set forth each Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

          (ii) such Letter of Credit Issuer shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

     (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) (x) each standby Letter of Credit shall have an expiry date occurring not later than one year after such standby Letter of Credit's date of issuance, PROVIDED, that any standby Letter of Credit may be automatically extendable for periods of up to one year so long as such standby Letter of Credit provides that the respective Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such standby Letter of Credit within a specified period of time prior to each scheduled extension date and (y) each trade Letter of Credit shall have an expiry date occurring not later than 180 days after such trade Letter of Credit's date of issuance; (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the Business Day next preceding the Revolving Loan Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars and be payable on a sight basis; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Letter of Credit Issuer; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default by the Required Banks (or all the Banks to the extent required by Section 12.12).

     (c) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' applicable RL Percentage of the applicable Letter of Credit Outstandings.

     2.02 LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice thereof prior to 1:00 P.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the respective Letter of Credit Issuer customarily requires in connection therewith.


     (b) (i) In the case of standby Letters of Credit, each Letter of Credit Issuer shall, on the date of each issuance of or amendment or modification to a standby Letter of Credit by it, give the Administrative Agent, each RL Bank and the Borrower written notice of the issuance of or amendment or modification to such Letter of Credit, accompanied by a copy to the Administrative Agent and each RL Bank of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

          (ii) As to any Letters of Credit issued by a Letter of Credit Issuer other than BTCo, the respective Letter of Credit Issuer shall send to the Administrative Agent, on the first Business Day of each week, by telefax, its outstanding trade Letter of Credit daily balances for the previous week. The Administrative Agent shall deliver to each RL Bank by the end of each calendar month and upon each Letter of Credit fee payment date a report setting forth for such period the aggregate daily amount available to be drawn under trade Letters of Credit issued by all Letter of Credit Issuers that were outstanding during such period.

     2.03 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse each respective Letter of Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time for Revolving Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.03(a) or under any other Section of this Agreement.

     (b) The Borrower's obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to substantially conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

     2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such RL Bank's RL Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the RL Banks pursuant to Section 1.13 or 12.04(b) or otherwise, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating to Letters of

Credit, there shall be an automatic adjustment to the participations pursuant to this Section 2.04(a) to reflect the new RL Percentages of the assigning and assignee Banks.

     (b) In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

     (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's applicable RL Percentage of such payment in U.S. Dollars and in same day funds; PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its applicable RL Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer such Participant's applicable RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its applicable RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its applicable RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its applicable RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's applicable RL Percentage of any such payment.

     (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each applicable Participant which has paid its applicable RL Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's applicable RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

     (e) The obligations of each respective Participant to make payments to the Administrative Agent for the account of each respective Letter of Credit Issuer with respect to Letters of Credit issued by it which such Participant has a participation in shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Bank, any Participant or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein (including the Transaction) or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

           (v)  the occurrence of any Default or Event of Default.

     2.05 INCREASED COSTS. If after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

     SECTION 3.  FEES; COMMITMENTS.

     3.01 FEES. (a) The Borrower shall pay to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to and including the date the Total Commitment has been terminated, computed at a per annum rate equal to the Applicable Commitment Fee Percentage on the daily Aggregate Unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable in arrears on the Initial Borrowing Date and thereafter, in arrears on each Quarterly Payment Date and the date upon which the Total Commitment is terminated.

     (b) The Borrower shall pay to the Administrative Agent for the account of the RL Banks PRO RATA on the basis of their RL Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect with respect to Revolving Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

     (c) The Borrower shall pay to the Administrative Agent for the account of the respective Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; PROVIDED, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such

Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

     (d) The Borrower hereby agrees to pay directly to the respective Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

     (e) The Borrower shall pay to the Administrative Agent, the Documentation Agent and each Syndication Agent, for their own account, such fees as may be agreed to from time to time between the Borrower and the Administrative Agent, the Documentation Agent or the Syndication Agents, when and as due.

     (f) All computations of Fees shall be made in accordance with Section 12.07(b).

     3.02 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; PROVIDED, that
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the RL Banks and (y) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

     (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b), and the Borrower shall pay to the Administrative Agent at such time an amount in cash and/or Cash Equivalents equal to such Bank's applicable RL Percentages of the outstanding Letters of Credit which it has a participation in (which cash and/or Cash Equivalents shall be held by the Administrative Agent as security for the obligations of the Borrower hereunder in respect of such outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, which shall permit certain investments in

Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

     3.03 MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the A Term Loan Commitment, B Term Loan Commitment, C Term Loan Commitment, D Term Loan Commitment and Revolving Loan Commitment of each Bank) shall terminate on November 30, 1996 unless the Initial Borrowing Date has occurred on or before such date.

     (b) Each of the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total C Term Loan Commitment and the Total D Term Loan Commitment shall terminate on the Initial Borrowing Date, after giving effect to the making of the Term Loans on such date.

     (c) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the earlier of (i) the date on which a Change of Control Event occurs and (ii) the Revolving Loan Maturity Date.

     (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f), (g) and (h) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

     (e) Each reduction or adjustment of the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total C Term Loan Commitment, the Total D Term Loan Commitment or the Total Revolving Loan Commitment pursuant to this
Section 3.03 shall apply proportionately to the A Term Loan Commitment, the B Term Loan Commitment, the C Term Loan Commitment, the Total D Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank.

     SECTION 4.  PAYMENTS.

     4.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans made to it, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, whether such Loans are A

Term Loans, B Term Loans, C Term Loans, D Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 1:00 P.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Term Loans or Revolving Loans maintained as Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $500,000 in the case of Swingline Loans); PROVIDED, that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) Eurodollar Loans may only be prepaid pursuant to this Section 4.01(a) on the last day of an Interest Period applicable thereto, unless the Borrower pays all amounts owing under Section
1.11 as a result of repaying such Eurodollar Loans on a day other than the last day of the Interest Period applicable thereto; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's RL Percentage of all Revolving Loans then outstanding; (v) each prepayment of Term Loans pursuant to this Section 4.01(a) must consist of a prepayment of A Term Loans (in an amount equal to the A TL Percentage of such prepayment), B Term Loans (in an amount equal to the B TL Percentage of such prepayment), C Term Loans (in an amount equal to the C TL Percentage of such prepayment) and D Term Loans (in an amount equal to the D TL Percentage of such prepayment); (vi) each prepayment of A Term Loans pursuant to this Section 4.01(a) shall be applied (x) first, to reduce the next two Scheduled A Repayments to occur after the date of such prepayment in direct order of maturity and (y) thereafter, to reduce the then remaining Scheduled A Repayments on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled A Repayment); (vii) each prepayment of B Term Loans pursuant to this Section 4.01(a) shall be applied (x) first, to reduce the next two Scheduled B Repayments to occur after the date of such prepayment in direct order of maturity and (y) thereafter, to reduce the then remaining Scheduled B Repayments on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled B Repayment); (viii) each prepayment of C Term Loans pursuant to this Section 4.01(a) shall be applied (x) first, to reduce the next two Scheduled C Repayments to occur after the date of such prepayment in direct order of maturity and (y) thereafter, to reduce the then remaining Scheduled C Repayments on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled C Repayment); and (ix) each prepayment of D Term Loans pursuant to this Section 4.01(a) shall be applied (x) first to reduce the next two Scheduled D Repayments to occur after the date of such prepayment in direct order of maturity and (y) thereafter, to reduce the then remaining Scheduled D Repayments on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled D Repayment).

     (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank in accordance with said Section 12.12(b) so long as (A) in the case of the repayment of Revolving Loans of any RL Bank pursuant to this clause (b) the Revolving Loan Commitment of such RL Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) in the case of the repayment of Loans of any Bank, the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

     4.02  MANDATORY PREPAYMENTS.

     (A)  REQUIREMENTS:

     (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations).

     (b) (i) The Borrower shall be required to repay the principal amount of A Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled A Repayment"):

             SCHEDULED A REPAYMENT DATE                         AMOUNT

             the first Business Day in February, 1998        $ 2,600,000
             the first Business Day in May, 1998             $ 2,600,000
             the first Business Day in August, 1998          $ 2,600,000
             the first Business Day in November, 1998        $ 2,600,000

             the first Business Day in February, 1999        $ 2,800,000
             the first Business Day in May, 1999             $ 2,800,000
             the first Business Day in August, 1999          $ 2,800,000
             the first Business Day in November, 1999        $ 2,800,000

             the first Business Day in February, 2000        $ 3,100,000
             the first Business Day in May, 2000             $ 3,100,000
             the first Business Day in August, 2000          $ 3,100,000
             the first Business Day in November, 2000        $ 3,100,000

             the first Business Day in February, 2001        $ 5,100,000
             the first Business Day in May, 2001             $ 5,100,000
             the first Business Day in August, 2001          $ 5,100,000
             the first Business Day in November, 2001        $ 5,100,000

             the first Business Day in February, 2002        $ 6,900,000
             the first Business Day in May, 2002             $ 6,900,000
             A Term Loan Maturity Date                       $ 6,800,000


     (ii) The Borrower shall be required to repay the principal amount of B Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled B Repayment"):

             SCHEDULED B REPAYMENT DATE                         AMOUNT

             the first Business Day in February, 1997        $   106,250
             the first Business Day in May, 1997             $   106,250
             the first Business Day in August, 1997          $   106,250
             the first Business Day in November, 1997        $   106,250

             the first Business Day in February, 1998        $   106,250
             the first Business Day in May, 1998             $   106,250
             the first Business Day in August, 1998          $   106,250
             the first Business Day in November, 1998        $   106,250
             the first Business Day in February, 1999        $   106,250
             the first Business Day in May, 1999             $   106,250
             the first Business Day in August, 1999          $   106,250
             the first Business Day in November, 1999        $   106,250

             the first Business Day in February, 2000        $   106,250
             the first Business Day in May, 2000             $   106,250
             the first Business Day in August, 2000          $   106,250
             the first Business Day in November, 2000        $   106,250

             the first Business Day in February, 2001        $   106,250
             the first Business Day in May, 2001             $   106,250
             the first Business Day in August, 2001          $   106,250
             the first Business Day in November, 2001        $   106,250

             the first Business Day in February, 2002        $ 1,900,000
             the first Business Day in May, 2002             $ 1,900,000
             the first Business Day in August, 2002          $ 1,900,000
             the first Business Day in November, 2002        $ 1,900,000

             the first Business Day in February, 2003        $ 8,193,750
             the first Business Day in May, 2003             $ 8,193,750
             the first Business Day in August, 2003          $ 8,193,750
             B Term Loan Maturity Date                       $ 8,193,750

     (iii) The Borrower shall be required to repay the principal amount of C Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled C Repayment"):

             SCHEDULED C REPAYMENT DATE                          AMOUNT

             the first Business Day in February, 1997        $    106,250
             the first Business Day in May, 1997             $    106,250
             the first Business Day in August, 1997          $    106,250
             the first Business Day in November, 1997        $    106,250

             the first Business Day in February, 1998        $    106,250
             the first Business Day in May, 1998             $    106,250
             the first Business Day in August, 1998          $    106,250
             the first Business Day in November, 1998        $    106,250

             the first Business Day in February, 1999        $    106,250
             the first Business Day in May, 1999             $    106,250
             the first Business Day in August, 1999          $   106,250
             the first Business Day in November, 1999        $   106,250

             the first Business Day in February, 2000        $   106,250
             the first Business Day in May, 2000             $   106,250
             the first Business Day in August, 2000          $   106,250
             the first Business Day in November, 2000        $   106,250

             the first Business Day in February, 2001        $   106,250
             the first Business Day in May, 2001             $   106,250
             the first Business Day in August, 2001          $   106,250
             the first Business Day in November, 2001        $   106,250

             the first Business Day in February, 2002        $   106,250
             the first Business Day in May, 2002             $   106,250
             the first Business Day in August, 2002          $   106,250
             the first Business Day in November, 2002        $   106,250

             the first Business Day in February, 2003        $   106,250
             the first Business Day in May, 2003             $   106,250
             the first Business Day in August, 2003          $   106,250
             the first Business Day in November, 2003        $   106,250

             the first Business Day in February, 2004        $ 9,881,250
             the first Business Day in May, 2004             $ 9,881,250
             the first Business Day in August, 2004          $ 9,881,250
             C Term Loan Maturity Date                       $ 9,881,250


     (iv) The Borrower shall be required to repay the principal amount of D Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled D Repayment"):

             SCHEDULED D REPAYMENT DATE                           AMOUNT

             the first Business Day in February, 1997        $   100,000
             the first Business Day in May, 1997             $   100,000
             the first Business Day in August, 1997          $   100,000
             the first Business Day in November, 1997        $   100,000

             the first Business Day in February, 1998        $   100,000
             the first Business Day in May, 1998             $   100,000
             the first Business Day in August, 1998          $   100,000
             the first Business Day in November, 1998        $   100,000

             the first Business Day in February, 1999        $   100,000
             the first Business Day in May, 1999             $   100,000
             the first Business Day in August, 1999          $   100,000
             the first Business Day in November, 1999        $   100,000

             the first Business Day in February, 2000        $   100,000
             the first Business Day in May, 2000             $   100,000
             the first Business Day in August, 2000          $   100,000
             the first Business Day in November, 2000        $   100,000

             the first Business Day in February, 2001        $   100,000
             the first Business Day in May, 2001             $   100,000
             the first Business Day in August, 2001          $   100,000
             the first Business Day in November, 2001        $   100,000

             the first Business Day in February, 2002        $   100,000
             the first Business Day in May, 2002             $   100,000
             the first Business Day in August, 2002          $   100,000
             the first Business Day in November, 2002        $   100,000

             the first Business Day in February, 2003        $   100,000
             the first Business Day in May, 2003             $   100,000

             the first Business Day in August, 2003          $   100,000

             the first Business Day in November, 2003        $   100,000


             the first Business Day in February, 2004        $   100,000

             the first Business Day in May, 2004             $   100,000

             the first Business Day in August, 2004          $   100,000

             the first Business Day in November, 2004        $   100,000

             the first Business Day in February, 2005        $18,400,000
             D Term Loan Maturity Date                       $18,400,000

     (c) On the third Business Day after the date of receipt thereof by Holdings and/or any of its Subsidiaries (other than Fidata) of Proceeds from any Asset Sale, an amount equal to 100% of the Net Proceeds from such Asset
Sale shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans, the C TL Percentage of such amount to be applied as a repayment of the C Term Loans and the D TL Percentage of such amount to be applied as a repayment of the D Term Loans, in each case subject to modification of such application as set forth in Section 4.02(C)), PROVIDED, that with respect to no more than $5,000,000 in the aggregate of such Proceeds in any fiscal year of the Borrower, the Net Proceeds therefrom shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Proceeds shall be (1) used to purchase assets used or to be used in the businesses referred to in
Section 8.01(a) (including, without limitation (but only to the extent permitted by Section 8.02), capital stock of a corporation engaged in any such business) within 367 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (2) deposited in an escrow account with the Collateral Agent for the benefit of the Secured Creditors (the "Asset Sale Escrow Account"), to the extent such Net Proceeds have not been reinvested as provided in clause (1) of this proviso within 180 days, during which time such proceeds may be only withdrawn to repay the Loans or to be used for purposes described in clause (1) of this proviso, PROVIDED, FURTHER, that (1) if all or any portion of such Net Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such 367 day period or, if after such 180 day period, have not been placed in the Asset Sale Escrow Account, as provided above, such remaining portion shall be applied on the last day of the respective period as a mandatory repayment of principal of outstanding Term Loans as provided above in this
Section 4.02(A)(c) and (2) if all or any portion of such Net Proceeds are not required to be applied on the 367th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(A)(c).

     (d) On the third Business Day after the receipt thereof by Holdings and/or any of its Subsidiaries (other than Fidata), an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the sale or issuance of preferred or common equity of (or cash capital contributions to) Holdings or any of its Subsidiaries (other than (t) issuances of Holdings Common Stock by Holdings as consideration in connection with any Permitted Acquisitions, (u) issuances of Holdings Common Stock by Holdings on or prior to the Initial Borrowing Date as consideration in connection with the Equity Exchange, (v) equity contributions received by Holdings on or prior to the Initial Borrowing Date as part of the Equity Financing, (w) issuances of Holdings Common Stock (including as a result of the exercise of any options with regard thereto) to management or other employees of Holdings and its Subsidiaries, (x) equity contributions to the Borrower or any of its Subsidiaries made by Holdings or any of its Subsidiaries, (y) the first $20,000,000 of net cash proceeds received by Holdings after the Initial Borrowing Date from the issuance of preferred or common equity other than as provided in clauses (t) through (x) above or clause
(z) below, and (z) up to $16,800,000 net cash proceeds received by Holdings
(1) from a capital contribution by Picower and/or any of his Affiliates,
(2) from the issuance of Holdings Common Stock to Picower and/or any of his Affiliates or (3) from the issuance of Holdings Common Stock in any public offering which occurs after June 30, 2001, to the extent used to repay, repurchase or acquire the 7-1/4% Debentures pursuant to Section 8.15(i)), shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans, the C TL Percentage of such amount to be applied as a repayment of the C Term Loans and the D TL Percentage of such amount to be applied as a repayment of the D Term Loans, in each case subject to modification of such application as set forth in Section 4.02(C)).

     (e) On the third Business Day after the receipt thereof by Holdings and/or any of its Subsidiaries (other than Fidata), an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by Holdings and/or any of its Subsidiaries (other than Indebtedness permitted to be incurred by Section 8.04 as in effect on the Effective Date) shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans, the C TL Percentage of such amount to applied as a repayment of the C Term Loans and the D TL Percentage of such amount to be applied as a repayment of the D Term Loans, in each case subject to modification of such application as set forth in
Section 4.02(C)).

     (f) On each Excess Cash Payment Date, an amount equal to 75% of Excess Cash Flow of the Borrower and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans, the C TL Percentage of such amount to be applied as a repayment of the C Term Loans and the D TL Percentage of such amount to be applied as a repayment of the D Term Loans, in each case subject to modification of such application as set forth in Section 4.02(C)); PROVIDED, that so long as no Default or Event of Default then exists, if the Leverage Ratio as of the last day of such most recent Excess Cash Flow Period is less than 3.0:1.0, then, instead of 75%, an amount equal to 50% of Excess Cash Flow of the Borrower and its Subsidiaries for such Excess Cash Flow Period shall be applied as a mandatory repayment of Term Loans as provided above in this Section 4.02(A)(f)).

     (g) Within 10 days following each date on which Holdings or any of its Subsidiaries (other than Fidata) receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connec-tion with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans, the C TL Percentage of such amount to be applied as a repayment of the C Term Loans and the D TL Percentage of such amount to be applied as a repayment of the D Term Loans, in each case, subject to modification of such application as set forth in Section 4.02(C)), PROVIDED that (1) so long as no Default or Event of Default then exists, if the net proceeds from any Recovery Event are less than $500,000, then no prepayment shall be required pursuant to this Section 4.02(A)(g), and (2) so long as no Default or Event of Default then exists, with respect to any single or series of related Recovery Events the net proceeds from which are equal to or greater than $500,000 but less than $5,000,000, such proceeds shall not be required to be so applied on such date to the extent that (x) the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 367 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds are deposited in an escrow account with the Collateral Agent for the benefit of the Secured Creditors (the "Recovery Event Escrow Account"), from which escrow account amounts may be withdrawn only to repay the Loans or to be used for the purposes described in clause (x) above, PROVIDED, FURTHER, that (i) if the amount of such proceeds from any single or series of related Recovery Events exceeds $5,000,000, then the entire amount and not just the portion in excess of $5,000,000 shall be applied as a mandatory repayment of Term Loans as provided above in this Section 4.02(A)(g), (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the first proviso of this Section 4.02(A)(g) are not so used (or contractually committed to be used) within 367 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided in this
Section 4.02(A)(g) and (iii) if all or any portion of such proceeds are not required to be applied on the 367th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(A)(g).

     (h) On the third Business Day after the receipt thereof by Holdings and/or any of its Subsidiaries (other than Fidata) of a Pension Plan Refund, an amount equal to 100% of such Pension Plan Refund shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans, the C TL Percentage of such amount to be applied as a repayment of the C Term Loans and the D TL Percentage of such amount to be applied as a repayment of the D Term Loans, in each case subject to modification of such application as set forth in
Section 4.02(C)).

     (i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans of the respective Facility shall be repaid in full on the Maturity Date for such Facility.

     (j) On the date upon which any Change of Control Event occurs, the outstanding amount of all Term Loans shall become due and payable in full.

     (B)  APPLICATION:

     (a) All repayments of A Term Loans, B Term Loans, C Term Loans and D Term Loans shall be applied, if required pursuant to Section 4.02(A)(c),(d),(e),(f),
(g) or (h), to reduce the then remaining Scheduled Repayments of the respective Facility PRO RATA based on the then remaining Scheduled Repayments of the respective Facility.

     (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; PROVIDED, that (i) Eurodollar Loans made pursuant to a specific Facility may be designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED, that no repayment pursuant to Section 4.02(A) (a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's RL Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(B)(b), if at any time the mandatory prepayment of Loans pursuant to Section 4.02(A)(c), (d), (e), (g) or (h) would result, after giving effect to the procedures set forth above in this clause (b), in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

     (C)  WAIVER OF CERTAIN MANDATORY
          REPAYMENTS BY B, C AND D BANKS:

     Notwithstanding anything to the contrary contained in this Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 12.12), the Borrower shall have the option, in its sole discretion, to give the Banks with outstanding B Terms Loans (the "B Banks"), C Term Loans (the "C Banks") and D Term Loans (the "D Banks") the option to (i) waive the voluntary repayment application requirements of such Loans pursuant to Section 4.01(a)(vii), (viii) or (ix) (each such repayment, a "Waivable Voluntary Repayment") or (ii) waive a mandatory repayment of such Loans pursuant to Section 4.02(A)(c), (d), (e),
(f), (g) and/or (h) (each such repayment, a "Waivable Mandatory Repayment"), in each case, upon the terms and provisions set forth in this Section 4.02(C). If the Borrower elects to exercise either option referred to in the preceding sentence, the Borrower shall give to the Administrative Agent written notice of its intention to give the B Banks, the C Banks and the D Banks the right to waive a Waivable Mandatory Repayment and/or Waivable Voluntary Repayment, as the case may be, at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all B Banks, C Banks and D Banks (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Term Loans under such Facilities). The Borrower's offer to permit such Banks to waive any such Waivable Mandatory Repayment and/or Waivable Voluntary Repayment, as the case may be, may apply to all or part of such repayment, PROVIDED, that any offer to waive part of such repayment must be made ratably to such Banks on the basis of their outstanding
B Term Loans, C Term Loans and D Term Loans.  In the event any such B Bank,
C Bank or D Bank desires to waive such Bank's right to receive any such Waivable Mandatory Repayment and/or Waivable Voluntary Repayment, as the case may be, in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such Waivable Mandatory Repayment, and/or Waivable Voluntary Repayment, as the case may be, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the A Term Loans in accordance with
Section 4.02(B).

     4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the

Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

     4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

     (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section

1.13 or 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal
Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest (including any original issue discount) to be made under this Agreement and under any Note. Each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) and is a party hereto on the Initial Borrowing Date (and each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) and becomes a party hereto after the Initial Borrowing Date), in each case, that is not a corporation (as such term is defined in Section 7701(a)(3) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the first interest payment date on the Loans (or in the case of an assignee or transferee Bank, promptly after becoming a party hereto) two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or a substitute form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or otherwise renders the previous certification ineffective in establishing such Bank's complete exemption from United States withholding tax, such Bank will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest (including any original issue discount), Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and any Bank which is a United States person (as such term is defined in Section 7701(a)(30) of the Code) that is not a corporation as such term is defined in
Section 7701(a)(3) of the Code, to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish (to the reasonable satisfaction of the

Borrower) a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

     (c)    If the Borrower pays any additional amount under this Section
4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that such Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such refund, reduction or credit.

     SECTION 5. CONDITIONS PRECEDENT. The obligation of each Bank to make each Loan to the Borrower hereunder, and the obligation of any Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

     5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate A Term Note, B Term Note, C Term Note, D Term Note and Revolving Note, if any, and to BTCo the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

     5.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     5.03 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.08 and 5.09 exist as of such date.

     5.04 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Agents shall have received opinions, addressed to the Agents and each of the Banks and dated the Initial Borrowing Date, from (i) Gordon Altman Butowsky Weitzen Shalov & Wein, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D and such other matters incident to the transactions contemplated herein as the Agents or the Required Banks may reasonably request and (ii) local counsel to the Credit Parties reasonably satisfactory to the Agents, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agents or the Required Banks may reasonably request and shall be in form and substance reasonably satisfactory to the Agents or the Required Banks.

     5.05 CORPORATE PROCEEDINGS. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be satisfactory to the Agents or the Required Banks.

     (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents or the Required Banks, and the Agents or the Required Banks shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agents or the Required Banks reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

     (c) On the Initial Borrowing Date, the ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries) and management of Holdings and its Subsidiaries and the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agents or the Required Banks.

     5.06 ADVERSE CHANGE, ETC. On or prior to the Initial Borrowing Date, nothing shall have occurred since December 31, 1995 (and neither the Banks nor the Agents shall have become aware of any facts or conditions not previously known) which the Agents or the

Required Banks shall determine (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agents and Required Banks, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has, or could reasonably be expected to have, a Material Adverse Effect.

     5.07 LITIGATION. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to the Transaction, this Agreement or any other Document or (b) which the Agents or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agents hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agents hereunder or under any other Credit Document.

     5.08 APPROVALS. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, except those approvals required in connection with the Acquisition, the IMED Merger and the IVAC Merger, the failure to obtain which is not reasonably likely to have a Material Adverse Effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans or the issuance of Letters of Credit.

     5.09 CONSUMMATION OF THE TRANSACTION. (a) On the Initial Borrowing Date, concurrently with the incurrence of Loans on such date, the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws, and each of the conditions precedent to the consummation of the Acquisition (other than the incurrence of Loans under this Agreement but including, without limitation, the accuracy in all material respects of the representations and warranties contained in the Acquisition Agreement) shall have been satisfied and not waived except with the consent of the Agents and the Required Banks to the satisfaction of the Agents and the Required Banks.

     (b) On or prior to the Initial Borrowing Date, (i) Holdings shall have received proceeds of at least $87,500,000 from the Equity Financing, consisting of (x) $40,000,000 in cash in connection with the Cash Equity Issuance, (y) conversion to equity in connection with the Equity Exchange valued at $37,500,000 and (z) the equity issuance valued at $10,000,000 in connection with the Picower Payment, (ii) Holdings shall have used (x) such cash proceeds received in respect of the Cash Equity Issuance and (y) the available cash on its books, to make certain payments owing in connection with the Transaction (including payments to fund the

Debentures Escrow Account referred to in Section 5.09(f) below and to fund the Preferred Stock Escrow Account referred to in Section 5.09(g) below) and after making such payments, shall have contributed the full amount of the remaining net cash proceeds and the available cash (other than an amount equal to the Permitted Fidata Amount) to the common equity of the Borrower and (iii) the Borrower shall have utilized the full amount of such common capital contribution to make payments owing in connection with the Transaction prior to or concurrently with utilizing any proceeds of the Loans.

     (c) On or prior to the Initial Borrowing Date, (i) the Borrower shall have received gross cash proceeds of at least $200,000,000 from the issuance of the Senior Subordinated Notes (it being understood that such cash proceeds shall include all amounts directly applied to pay underwriting and placement commissions and discounts and related fees) and (ii) the Borrower shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to or concurrently with utilizing any proceeds of the Loans for such purpose.

     (d)(i) On the Initial Borrowing Date, the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated and all other amounts (including premiums) owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions, which may survive) and be of no further force and effect.

     (ii) On the Initial Borrowing Date, the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released all security interests and Liens on the assets owned by Holdings and its Subsidiaries and IVAC Holdings and its Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Holdings and its Subsidiaries and IVAC Holdings and its Subsidiaries as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Agents and Required Banks. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Agents and Required Banks, and (iv) all collateral owned by Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to Holdings or such Subsidiary or IVAC Holdings or any of its Subsidiaries, as the case may be.

     (e) On or prior to the Initial Borrowing Date, IVAC shall have commenced the Existing Senior Notes Tender Offer/Consent Solicitation, pursuant to which IVAC shall have offered to repurchase all Existing Senior Notes, such repurchase to take place on the Initial Borrowing Date, immediately following the Acquisition, pursuant to Section 7.18. On or prior to the Initial Borrowing Date, IVAC shall have received sufficient Existing Senior Notes Consents pursuant to the Existing Senior Notes Tender Offer/Consent Solicitation to permit the Acquisition, the IMED Merger, the IVAC Merger and all other elements of the Transaction.

     (f) On or prior to the Initial Borrowing Date, Holdings shall have initiated the redemption of the 15% Debentures in the principal amount of $21,924,000 (the "Debentures Redemption"), whereby (a) Holdings shall have created an escrow account with the Administrative Agent the terms and conditions of which shall be satisfactory to the Agents (the "Debentures Escrow Account") into which Holdings shall have deposited $24,116,400 plus accrued but unpaid interest on the 15% Debentures through the respective redemption date for the purpose of consummating the Debentures Redemption and
(b) on the Initial Borrowing Date, notices of redemption in accordance with the terms of the indentures governing the 15% Debentures (the "Notice of Debentures Redemption") shall have been delivered to the trustee relating thereto and the holders of such 15% Debentures, notifying such trustee and holders of the Debentures Redemption to take place 30 days after the Notices of Debentures Redemption have been delivered to the holders of such 15% Debentures.

     (g) On or prior to the Initial Borrowing Date, Holdings shall have initiated the redemption of all of its outstanding Holdings Preferred Stock (the "Holdings Preferred Stock Redemption") for consideration equal to $7,349,561.21 whereby (a) Holdings shall have created an escrow account with the Administrative Agent the terms and conditions of which shall be satisfactory to the Agents (the "Preferred Stock Escrow Account") into which Holdings shall have deposited $7,349,561.21 for the purpose of consummating the Holdings Preferred Stock Redemption and (b) on or prior to the Initial Borrowing Date, notices of redemption in accordance with the terms of the Holdings Preferred Stock (the "Notice of Preferred Stock Redemption") shall have been delivered to the holders of the Holdings Preferred Stock notifying such holders of the Holdings Preferred Stock Redemption to take place no later than December 16, 1996.

     (h) On the Initial Borrowing Date, all applicable laws, and each of the conditions precedent to the consummation of the IVAC Merger (other than the incurrence of Loans under this Agreement, to the extent a condition precedent thereunder but including, without limitation, the accuracy in all material respects of the representations and warranties contained in the

IVAC Merger Documents) shall have been satisfied and not waived except with the consent of the Agents and the Required Banks to the satisfaction of the Agents and the Required Banks.

     (i) On the Initial Borrowing Date, all applicable laws, and each of the conditions precedent to the consummation of the IMED Merger (other than the incurrence of Loans under this Agreement, to the extent a condition precedent thereunder but including, without limitation, the accuracy in all material respects of the representations and warranties contained in the IMED Merger Documents) shall have been satisfied and not waived except with the consent of the Agents and the Required Banks to the satisfaction of the Agents and the Required Banks.

     (j) On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Documents entered into in connection with the Transaction (including, without limitation, Acquisition Documents, the Existing Senior Notes Tender Offer/Consent Solicitation Documents, the Refinancing Documents, the Senior Subordinated Notes Documents, the Equity Financing Documents, the IVAC Merger Documents, the IMED Merger Documents and the documents relating to the Debentures Redemption and the Holdings Preferred Stock Redemption), and all of the terms and conditions of such Documents (including, without limitation, with respect to the Senior Subordinated Notes Documents, amortization, maturities, interest rates, covenants, defaults, remedies, sinking fund provisions, and subordination provisions), as well as the structure of the Transaction, shall be in form and substance satisfactory to the Agents and the Required Banks.

     (k) All conditions precedent to the consummation of the Transaction as set forth in the documentation related thereto shall have been satisfied (except as otherwise provided in this Section 5.09).

     5.10 PLEDGE AGREEMENT. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement and such other documents shall be in full force and effect.

     5.11 SECURITY AGREEMENT. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (A) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name Holdings, the Borrower or any of their respective Subsidiaries or a division or operating unit of any such Person, as debtor, and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

          (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement and such other documents shall be in full force and effect.

     5.12 MORTGAGES; TITLE INSURANCE; SURVEYS, ETC. (a) On the Initial Borrowing Date, the Collateral Agent shall have received fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each a "Mortgage" and collectively, the "Mortgages") with respect to each of the Mortgaged Properties located in the United States, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors.

     (b) On the Initial Borrowing Date, the Collateral Agent shall have received mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encum-brances. Such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (i) shall include an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that the Collateral Agent in its discretion may reasonably request (to the extent available in the respective jurisdiction of each Mortgaged Property), (ii) shall not include an exception for mechanics' liens, and (iii) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may reasonably request.

     (c) On the Initial Borrowing Date, the Collateral Agent shall have also received surveys in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property designated as "owned" on Annex III hereto, dated a recent date reasonably acceptable to the Collateral Agent, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent. The Collateral Agent shall also have received such estoppel letters, landlord waiver letters, non-disturbance letters and similar assurances as may have been requested by the Collateral Agent, which letters shall be in form and substance reasonably satisfactory to the Collateral Agent.

     5.13 PLANS; COLLECTIVE BARGAINING AGREEMENTS; EXISTING INDEBTEDNESS AGREEMENTS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; NON-COMPETE AGREEMENTS; TAX SHARING AGREEMENTS; MATERIAL CONTRACTS. On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of the Borrower, of:

          (a) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or IVAC Holdings or any Subsidiary of IVAC Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

          (b) any collective bargaining agreements or any other similar agreement or arrangement covering the employees of Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries
     (collectively, the "Collective Bargaining Agreements");

          (c) all agreements evidencing or relating to the Indebtedness to Remain Outstanding that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

          (d) all other agreements entered into by Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by shareholders relating to any such entity with respect to their capital stock, in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

          (e) any material agreements (or the forms thereof) with members of, or with respect to, the management of Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction, (collectively, the "Management Agreements");

          (f) any employment agreements entered into by Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries
     (collectively, the "Employment Agreements");

          (g) any non-compete agreement entered into by Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries
     (collectively, the "Non-Compete Agreements");

          (h) any tax sharing, tax allocation agreements or similar agreements entered into by Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

          (i) all material contracts and licenses of Holdings or any of its Subsidiaries or IVAC Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Material Contracts");

all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Tax Sharing Agreements and Material Contracts shall be in form and substance reasonably satisfactory to the Agents and Required Banks and shall be in full force and effect on the Initial Borrowing Date.

          5.14 SOLVENCY OPINION; ENVIRONMENTAL ANALYSES; EVIDENCE OF INSURANCE. On the Initial Borrowing Date, the Banks shall have received:

          (a) a solvency opinion from Houlihan Lokey Howard & Zukin, addressed to the Agents and each of the Banks and dated the Initial Borrowing Date and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, each of Holdings and its Subsidiaries (including, without limitation, IVAC Holdings and its Subsidiaries) (on a consolidated basis), the Borrower and its Subsidiaries (including, without limitation, IVAC Holdings and its Subsidiaries) (on a consolidated basis) and the Borrower (on a stand-alone-basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due;

          (b) environmental assessments from Weiss Associates, the results of which shall be in form and substance reasonably satisfactory to the Agents and the Required Banks; and

          (c)  evidence of insurance complying with the requirements of
     Section 7.03 for the business and properties of Holdings and its Subsidiaries (including, without limitation, IVAC Holdings and its Subsidiaries), in scope, form and substance reasonably satisfactory to the Agents and the Required Banks and naming the Collateral Agent as an additional insured, mortgagee and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

     5.15 PRO FORMA BALANCE SHEETS. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agents and the Required Banks, an unaudited PRO FORMA consolidated balance sheet of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries after giving effect to the Transaction, prepared in accordance with Regulation S-X, together with a related funds flow statement, which PRO FORMA balance sheets and funds flow statement shall be reasonably satisfactory in form and substance to the Agents and the Required Banks.

     5.16 PROJECTIONS. On or prior to the Initial Borrowing Date, the Banks shall have received the financial projections (the "Projections") set forth on Annex IV hereto, for the eight fiscal years ended after the Initial Borrowing Date.

     5.17 INDEBTEDNESS TO REMAIN OUTSTANDING. On the Initial Borrowing Date and after giving effect to the Transaction and the Loans incurred on the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for the Loans, the Senior Subordinated Notes, the 15% Debentures (but only for 30 days following the Initial Borrowing Date), the Indebtedness to Remain Outstanding, the Holdings Preferred Stock (but only until December 16, 1996) and Indebtedness permitted pursuant to Sections 8.04(d), (f), (g), (h), (i),
(j), (k) and (o). On and as of the Initial Borrowing Date, all of the Indebtedness to Remain Outstanding shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agents and the Required Banks), and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Agents or the Required Banks. On and as of the Initial Borrowing Date, the Agents and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Indebtedness to Remain Outstanding.

     5.18 PAYMENT OF FEES. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Administrative Agent, the Documentation Agent, the Syndication Agents or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

     5.19 NOTICE OF BORROWING. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans, and the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

     5.20 SUBSIDIARY GUARANTY. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

     5.21 FINANCIAL STATEMENTS. On or prior to the Initial Borrowing Date, the Agents shall have received audited consolidated financial statements for IVAC Holdings (excluding River Medical) for the fiscal year ending December 31, 1995, which shall be in form and substance satisfactory to the Agents.

     The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent and the Required Banks.

     SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements with the Banks in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such

Credit Event, unless stated to relate to a specific earlier date in which all representations and warranties shall be true and correct in all material respects as of such earlier date):

     6.01 CORPORATE STATUS. Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

     6.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     6.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance by them with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation (other than those restricting the transfer of government contracts, the non-compliance with which is not reasonably likely to have a Material Adverse Effect), or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party (except agreements breached as a result of the IMED Merger, which breaches are not reasonably likely to have a Material Adverse Effect) or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

     6.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened, with respect to Holdings or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

     6.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Term Loans shall be utilized (i) to finance the Transaction and (ii) to pay fees and expenses incurred in connection therewith.

     (b) The proceeds of Revolving Loans may be utilized (i) in amounts of up to $10,000,000 on the Initial Borrowing Date (x) to finance the Transaction and (y) to pay fees and expenses incurred in connection therewith and (ii) after the Initial Borrowing Date, for the general corporate and working capital purposes of the Borrower and its Subsidiaries.

     (c) The proceeds of all Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries.

     (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

     6.06 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document (except those consents and approvals required in connection with the IMED Merger, the failure to obtain which is not reasonably like to have a Material Adverse Effect).

     6.07 INVESTMENT COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agents or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to either Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

     6.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Initial Borrowing Date, on a PRO FORMA basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the Senior Subordinated Notes), and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and each of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries (each on a consolidated basis), (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and each of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries (each on a consolidated basis), will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (b) The audited consolidated balance sheet of the Borrower for the fiscal year ended December 31, 1995, and the unaudited consolidated balance sheet of the Borrower at September 30, 1996, and the related consolidated statements of operations and cash flows of the Borrower for the fiscal year or nine-month period, as the case may be, ended as of said dates, which annual financial statements have been examined by Price Waterhouse LLP, certified public accountants, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly in all material respects the financial position of the Borrower and its Subsidiaries on a consolidated basis at the date of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the September 30, 1996 statements, to normal year-end audit adjustments and the absence of footnotes.

     (c) The audited consolidated balance sheet of IVAC Holdings for the fiscal year ended December 31, 1995, and the unaudited consolidated balance sheet of IVAC Holdings at September 30, 1996, and the related consolidated statements of operations and cash flows of IVAC Holdings for the fiscal year or nine-month period, as the case may be, ended as of said dates, which annual financial statements have been examined by Price Waterhouse LLP, certified public accountants, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly in all material respects the financial position of IVAC Holdings and its Subsidiaries on a consolidated basis at the date of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the September 30, 1996 statements, to normal year-end audit adjustments and the absence of footnotes.

     (d) The audited consolidated balance sheet of IVAC Holdings (excluding River Medical) for the fiscal year ended December 31, 1995, and the related consolidated statements of operations and cash flows of IVAC Holdings (excluding River Medical) for the fiscal year ended as of said date, which annual financial statements have been examined by Price Waterhouse LLP, certified public accountants, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank pursuant to Section 5.21 of this Agreement, present fairly in all material respects the financial position of IVAC Holdings and its Subsidiaries (excluding River Medical) on a consolidated basis at the date of said statements and the results for the period covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

     (e) Since December 31, 1995, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

     (f) Except as fully reflected in the financial statements described in Sections 6.10(b) and (c) and the Indebtedness incurred under this Agreement and the Senior Subordinated Notes, there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and neither Holdings nor the Borrower know of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

     (g) The Projections are based on good faith estimates and assumptions made by the management of the Borrower, and on the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. There is no fact known to Holdings or any of its Subsidiaries which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

     6.11 SECURITY INTERESTS. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the

Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral, the Mortgaged Properties and the collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made as contemplated by
Section 5.11 or on or prior to the execution and delivery thereof as contemplated by Sections 7.11, 7.14 and 8.17.

    6.12 REPRESENTATIONS AND WARRANTIES IN OTHER DOCUMENTS. All representations and warranties set forth in the other Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

    6.13 TRANSACTION. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the performance by Holdings and its Subsidiaries of their obligations under the Documents and all applicable laws. Notwithstanding the foregoing provisions of this Section 6.13, in accordance with customary government practices certain government contracts which are being transferred as part of the Transaction will be novated after the Initial Borrowing Date.

    6.14 COMPLIANCE WITH ERISA IN CONNECTION WITH DOMESTIC PENSION PLANS. Annex VI sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under
Section 401(a) of the Code has received or applied for a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a) (3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201,
4204, or 4212 of ERISA or Section 401(a) (29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a) (3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; no group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has incurred any material liability under the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

     6.15 COMPLIANCE WITH APPLICABLE LAWS IN CONNECTION WITH FOREIGN PENSION PLANS. Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. No Foreign Pension Plan has a material unfunded liability.

    6.16 CAPITALIZATION. (a) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Holdings shall consist of: (i) 75,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"), of which 58,979,650 shares shall be issued and outstanding ; (ii) 3,000,000 shares of preferred stock, $.01 par value per share, of which (x) 1,800,000 shares are designated as 10% cumulative preferred stock (the "10% Preferred Stock"), of which 329,928 shares shall be issued and outstanding and will be redeemed on December 16, 1996, and (y) 333,000 shares are designated as convertible preferred stock, of which 333,000 shares shall be issued and outstanding and will be redeemed on December 17, 1996, immediately after redemption of the 10% Preferred Stock; and (iii) 6,000,000 shares of preferred stock, $.01 par value per share, of which there shall be no shares issued and outstanding.

    (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 3,000 shares of common stock, $0.01 par value per share, and all of the issued and outstanding shares of such common stock are owned by Holdings. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

    6.17 SUBSIDIARIES. On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries, and the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex V. Annex V correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of Holdings in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

    6.18 INTELLECTUAL PROPERTY. Holdings and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of Holdings and each of its Subsidiaries as presently conducted.

    6.19 COMPLIANCE WITH STATUTES, ETC. Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of Holdings or any of its Subsidiaries), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

    6.20 ENVIRONMENTAL MATTERS. (a) Each of Holdings and each of its Subsidiaries has complied with, and on the date of each Credit Event are in compliance with, all applicable

Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending, past or, to the best knowledge of Holdings and its Subsidiaries, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences regarding Holdings or its Subsidiaries, their operations or any Real Property at any time owned or operated by Holdings or any of its Subsidiaries or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

    (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries except in amounts necessary for the operation of the business of Holdings and its Subsidiaries, in compliance with applicable Environmental Laws and so as not to give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

    (c) Notwithstanding anything to the contrary in this Section 6.20, the representations made in this Section 6.20 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

    6.21 PROPERTIES. All Real Property owned by Holdings or any of its Subsidiaries and all material Leaseholds leased by Holdings or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex III. Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex III or in the financial statements referred to in Section 6.10(b) or (c), free and clear of all Liens, other than Permitted Liens.

    6.22 LABOR RELATIONS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against Holdings or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i),

(ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

    6.23 TAX RETURNS AND PAYMENTS. Each of Holdings and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Holdings and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. Except as provided on Annex XI, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Except as provided on Annex XI, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

    6.24 INDEBTEDNESS TO REMAIN OUTSTANDING. Annex VIII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (excluding the Loans, the Letters of Credit, the Senior Subordinated Notes, the 15% Debentures and Indebtedness permitted pursuant to Sections 8.04(d), (f), (g),
(h), (i), (j), (k) and (o), the "Indebtedness to Remain Outstanding" in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

    6.25 SUBORDINATION. The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Borrower and the holders thereof, and all Obligations are within the definition of "Senior Debt" included in such subordination provisions.

    6.26 FDA MATTERS. (a) Holdings and each of its Subsidiaries is, and the products sold by Holdings and each of its Subsidiaries are, in compliance in all material respects with all current applicable statutes, rules, regulations, standards, guides, policies or orders administered or issued by the FDA.

    (b) Neither Holdings nor any of its Subsidiaries has received, or has knowledge of any facts which furnish any reasonable basis for, any Notice of Adverse Findings, Warning Letters, Regulatory Letters, Section 305 Notices, or other similar communications, and there have been no recalls, field notifications, alerts or seizures requested or threatened relating to the products sold by Borrower and each of its Subsidiaries.

    (c) The premarket approval ("PMA") and premarket notification ("510(k)") documents and related documents and information for each of the products of Holdings and each of its Subsidiaries are in compliance in all material respects with the applicable federal statutes, rules, regulations, standards, guides, policies or orders administered or promulgated by the FDA and Holdings has no reason to believe that the FDA is considering limiting, suspending or revoking any such approvals or clearances. All preclinical and clinical studies have been conducted with recognized good clinical and good laboratory practices in all material respects.

    (d) Neither Holdings nor any of its Subsidiaries is aware of any facts which are reasonably likely to cause (i) the denial, withdrawal, recall or suspension of any product sold or intended to be sold by Holdings or any of its Subsidiaries, or (ii) a change in the marketing classification or labeling of any such products, or (iii) a termination or suspension of marketing of any such products.

    (e) Annex IX hereto contains an accurate and complete list of (i) all products currently manufactured, marketed or sold by Holdings and each of its Subsidiaries which have been recalled or subject to a field notification (whether voluntarily or otherwise); and (ii) all proceedings of which Holdings or any of its Subsidiaries has received notice (whether completed or pending) at any time seeking recall, suspension or seizure of any product sold or proposed to be sold by Holdings or any of its Subsidiaries.

    (f) Holdings has conducted all internal audits, has prepared all internal audit reports, has conducted all management reviews of such audit reports and has taken all such follow up corrective action indicated by such audit reports as are required by 21 C.F.R. Section 820.20.

    (g) Holdings and each of its Subsidiaries has timely filed all medical device reports (the "Medical Device Report Policy") required to be filed by 21 C.F.R. Section 803.24. Annex X hereto sets forth Holdings' and each of its Subsidiary's corporate policy for filing such reports.

    (h) Holdings has obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by Holdings or any of its Subsidiaries.

    (i) Holdings reasonably believes that it will be able to obtain authorization from the FDA to market all products proposed as of the Initial Borrowing Date to be introduced by it under a 510(k) clearance, and will not be required to file a PMA application with the FDA with respect to any such products.

    SECTION 7. AFFIRMATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the

Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

    7.01  INFORMATION COVENANTS.  Holdings will furnish to each Bank:

         (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income and retained earnings and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

         (b) QUARTERLY FINANCIAL STATEMENTS. Within 55 days after the close of each quarterly accounting period in each fiscal year of each of Holdings and the Borrower, the consolidated and consolidating balance sheets of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings or the Borrower, as the case may be, that they fairly present the financial condition of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

         (c) ANNUAL FINANCIAL STATEMENTS. Within 100 days after the close of each fiscal year of each of Holdings and the Borrower, the consolidated and consolidating balance sheets of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and, in the case of such consolidated financial statements, setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by Price Waterhouse LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

         (d) BUDGETS, ETC. Not more than 30 days after the commencement of each fiscal year of Holdings (90 days in the case of the fiscal year commencing January 1, 1997), budgets of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and
    (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

         (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.04 and 8.08 through and including 8.13, as at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements provided for in Section 7.01(c), a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year.

         (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

         (g) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries.

          (h) ENVIRONMENTAL MATTERS. Promptly after obtaining knowledge of any of the following, written notice of any of the following environmental matters which could reasonably be expected to result in a cost to Holdings or any of its Subsidiaries in excess of $500,000:

               (i) any pending or threatened material Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

              (ii) any condition or occurrence on any Real Property at any time owned or operated by Holdings or any of its Subsidiaries that
         (x) results in a material noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

              (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous
         Material on any Real Property owned or operated by Holdings or any of its Subsidiaries.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the Borrower's response thereto. In addition, Holdings agrees to provide the Banks with copies of all material written communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Banks.

          (i) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall generally send to analysts or the holders of their capital stock or of the Senior Subordinated Notes in their capacity as such holders
    (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents

    (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Bank may reasonably request from time to time.

     7.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of Holdings or the Borrower, (x) officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may desire and (y) the Administrative Agent, at the request of the Required Banks, to conduct, at Holdings' and the Borrower's expense, an audit of the accounts receivable and/or inventories of Holdings and its Subsidiaries at such times (but no more frequently than once a year unless an Event of Default has occurred and is continuing) as the Required Banks shall reasonably require.

    7.03 INSURANCE. Holdings will, and will cause each of its Subsidiaries to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex VII is not being maintained by Holdings and its Subsidiaries, Holdings will notify the Banks in writing thereof and, if thereafter notified by the Administrative Agent to do so (it being understood and agreed that in determining whether to give any such notice the Administrative Agent will take into account applicable premium levels at such time), Holdings will obtain insurance at such levels to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are reasonably acceptable to the Administrative Agent. Holdings will furnish to the Administrative Agent on the Initial Borrowing Date and on each date on which financial statements are delivered pursuant to Section 7.01(c) a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as mortgagee with respect to real property, lenders loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance.

    7.04 PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 8.03(a); PROVIDED, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

    7.05 CORPORATE FRANCHISES. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; PROVIDED, HOWEVER, that any transaction permitted by Section 8.02 will not constitute a breach of this
Section 7.05.

    7.06 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except for such non-compliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

    7.07 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) Holdings will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the operation of its business and the ownership or use of all Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, and Holdings promptly will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred in keeping in material compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by Holdings or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in amounts necessary for the operation of the business, in compliance with all applicable Environmental Laws and so as not to give rise to an Environmental Claim.

    (b) If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by Holdings or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the Release or threatened Release of any Hazardous Material, each of Holdings and the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property; PROVIDED, that neither Holdings nor any of its Subsidiaries shall be required to comply with any such order or directive issued by any governmental authority which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

    (c) At the written request of the Agents or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the sole expense of the Borrower, an environmental site assessment report concerning any Real Property owned or operated by the Borrower or any of its Subsidiaries or joint ventures, prepared by an environmental consulting firm reasonably approved by the Agents, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, PROVIDED that unless a Default or Event of Default exists at such time, such request may only be made if the Agents or Required Banks have a reasonable basis for requesting same. If the Borrower fails to provide the same within 90 days after such request was made, the Agents may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Agents and the Banks and their agents access to such Real Property and specifically grants the Agents and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole and reasonable expense of the Borrower.

    7.08 ERISA. As soon as possible and, in any event, within 10 days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:
that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $500,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. At the request of any Bank, Holdings will deliver to such Bank a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

    7.09 GOOD REPAIR. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

    7.10 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year, provided that Foreign Subsidiaries may have fiscal years ending on November 30 of each year, and
(ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year, provided that Foreign Subsidiaries may have fiscal quarters ending on February 28 (or February 29, as the case may be), May 31, August 31 and November 30 of each year.

    7.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) Holdings will, and will cause each of its Domestic Subsidiaries (other than Fidata and River Medical) (and, subject to Section 7.14, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and properties of Holdings and such Subsidiaries as are not covered by the original Security Documents and as may be requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents") provided that neither Holdings nor any such Subsidiary shall be required to grant any security interest or mortgage in any asset subject to a Lien permitted under Section 8.03(k), (m), (n) or (p). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents, and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

    (b) Holdings will, and will cause each of its Subsidiaries (other than Fidata and River Medical) to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 7.11 has been complied with.

    (c) If the Collateral Agent or the Required Banks determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries (other than Fidata and River Medical) constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall be in form and substance reasonably satisfactory to the Administrative Agent.

    (d) Holdings and the Borrower agree that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 180 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 7.11; PROVIDED, that in no event shall Holdings or the Borrower be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

    7.12 REGISTRY. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 7.12.

    7.13 CONTRIBUTIONS; PAYMENTS. (a) Holdings will contribute as an equity contribution to the capital of the Borrower upon its receipt thereof, any net cash proceeds received by Holdings after the Initial Borrowing Date from any sale or issuance of its equity or any cash capital contributions received by Holdings after the Initial Borrowing Date (other than the net proceeds received from any cash capital contributions from Picower and/or any of his Affiliates or the sale or issuance of any Holdings Common Stock to the extent that (i) such net proceeds are not required to be applied to prepay the Loans pursuant to clause (z) of Section 4.02(A)(d) and (ii) such net proceeds are applied to redeem, repurchase or prepay the 7-1/4% Debentures pursuant to Section 8.15(i)).

    (b) the Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above toward the repayment of Term Loans to the extent required by Section 4.02.

    7.14 FOREIGN SUBSIDIARIES SECURITY. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Administrative Agent and the Required Banks does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiary Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.14 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

     7.15 INTEREST RATE PROTECTION. The Borrower shall no later than 100 days following the Initial Borrowing Date enter into Interest Rate Protection Agreements, satisfactory to the Agents, with a term of at least three years, establishing a fixed or maximum interest rate acceptable to the Agents in respect of at least 50% of the then outstanding Term Loans.

     7.16 DEBENTURES REDEMPTION. No later than the 30th day after the Initial Borrowing Date, Holdings shall redeem in full all of its outstanding 15% Debentures, and shall pay all accrued interest thereon and other amounts owing in respect thereof.

     7.17 HOLDINGS PREFERRED STOCK REDEMPTION. No later than December 16, 1996, Holdings shall redeem in full all of its outstanding Holdings Preferred Stock, and shall pay all accrued but unpaid regularly scheduled dividends thereon and other amounts owing in respect thereof.

     7.18 SENIOR NOTES TENDER OFFER/DEFEASANCE. Immediately following the Acquisition, and in any event on the Initial Borrowing Date, IVAC shall consummate the Existing Senior Notes Tender Offer/Consent Solicitation pursuant to which IVAC shall repurchase all Existing Senior Notes, to the extent tendered and not withdrawn pursuant to the Existing Senior Notes Tender Offer/Consent Solicitation and shall duly cancel all Existing Senior Notes so purchased. The Existing Senior Notes Tender Offer/Consent Solicitation shall be consummated in accordance with all applicable law and in accordance with the Existing Senior Notes Tender Offer/Consent Solicitation Documents. In the event that 100% of the Existing Senior Notes are not accepted for payment by IVAC pursuant to the Existing Senior Notes Tender Offer/Consent Solicitation, all Existing Senior Notes which have not been tendered shall be defeased on the Initial Borrowing Date, immediately following the Acquisition, in a manner satisfactory to the Agents and the Required Banks.

     7.19 MAINTENANCE OF CORPORATE SEPARATENESS. Holdings will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the maintenance of corporate records. Neither Holdings nor any Subsidiary of Holdings (other than Fidata and River Medical) shall make any payment to a creditor of Fidata or River Medical in respect of any liability of Fidata or River Medical, as the case may be, and no bank account of Fidata or River Medical shall be commingled with any bank account of Holdings or any such Subsidiary of Holdings. Any financial statements distributed to any creditors of Fidata or River Medical shall clearly establish the corporate separateness of Fidata or River Medical, as the case may be, from Holdings and each of Holdings' Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Fidata or River Medical on the one hand and of Holdings or any such Subsidiary of Holdings on the other hand being ignored, or in the assets and liabilities of Holdings or any such Subsidiary of Holdings being substantively consolidated with those of Fidata or River Medical in a bankruptcy, reorganization or other insolvency proceeding.

     7.20 IVAC MERGER AND IMED MERGER. On the Initial Borrowing Date, immediately following the consummation of the Acquisition, Holdings and the Borrower shall cause the IVAC Merger and the IMED Merger to be consummated (in the case of the IMED Merger, in accordance with Section 12.17), and all aspects thereof (including, without limitation, regulatory, financial, accounting and tax aspects) shall be satisfactory to the Required Banks and in compliance with the terms of this Agreement and the IVAC Merger Documents or the IMED Merger Documents, as the case may be, and all applicable laws.
No later than the Initial Borrowing Date, the Articles of Merger with respect to the IVAC Merger and the IMED Merger shall have been filed to the satisfaction of the Administrative Agent with the Secretary of State of the State of Delaware.

     7.21 FDA MATTERS. (a) Without limiting the generality of Section 7.06, Holdings and each of its Subsidiaries shall comply in all material respects with all applicable statutes, rules, regulations, standards, guides, policies or orders administered or issued by the FDA, and shall take all such actions as shall reasonably be necessary to assure such compliance on an ongoing basis, including, without limitation (A) retaining an independent manufacturing practices consultant (should Holdings or any of its Subsidiaries believe it prudent to do so) to audit Holdings' and each of its Subsidiaries' manufacturing practices, and taking all such reasonable remedial actions as any such consultant retained by Holdings or any of its Subsidiaries shall recommend with respect to any significant deviations from the FDA's Good Manufacturing Practices Regulations; (B) retaining experienced FDA counsel to advise Holdings and its Subsidiaries on legal issues affecting such compliance; and (C) requesting such FDA counsel (should Holdings or any of its Subsidiaries believe it prudent to do so) to audit Holdings' and each of its Subsidiaries' complaint and medical device reporting files, or other areas regulated by the FDA, on a periodic basis and taking all such remedial actions with respect thereto as such FDA counsel shall recommend.

     (b) Holdings will, and will cause each of its Subsidiaries to, report to the FDA all events that Holdings, any of its Subsidiaries or its counsel conclude are required to be reported to the FDA under the FDA's medical device reporting regulations and shall furnish promptly to the Agents copies of all notices of adverse findings (including 485 observations and establishment inspection reports), regulatory letters, Section 305 Notices, recalls and FDA regulatory actions filed or threatened, relating to Holdings' or any of its Subsidiaries' medical device products. Holdings agrees to provide quarterly summaries to the Agents regarding the regulatory status of Holdings' and each of its Subsidiaries' medical device products. Such summaries will contain information regarding the status of PMA and 510(k) submissions; the status of agency actions regarding such submissions (denial, withdrawal, etc.); the termination or suspension of marketing of any of Holdings' or any of its Subsidiaries' medical device products; the results of FDA inspections of Holdings' and each of its Subsidiaries' manufacturing facilities; and the results of any internal inspections and audits conducted by Holdings or any of its Subsidiaries regarding its medical device products. Holdings will, and will cause each of its Subsidiaries to, provide the Agents timely access to all available documentation relating to any of the foregoing information.

     7.22 FURTHER OPINIONS OF COUNSEL. On the Initial Borrowing Date, Holdings and the Borrower shall deliver to the Agents opinions, addressed to the Agents and each of the Banks and dated the Initial Borrowing Date, from
(i) Gordon Altman Butowsky Weitzen Shalov & Wein, counsel to the Credit Parties, which opinion shall cover such matters incident to the IVAC Merger and the IMED Merger and as contained in Exhibit O and (ii) local counsel to the Credit Parties reasonably satisfactory to the Agents, which opinions shall cover such matters incident to the IVAC Merger and the IMED Merger and as the Agents or Required Banks may reasonably request and shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

     7.23 LIQUIDATION OF IMED B.V.I. No later than December 1, 1996, Holdings shall cause IMED B.V.I. to liquidate with and into its parent corporation (which shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower).

     7.24 WIND-DOWN OF RIVER MEDICAL. As soon as practicable after the Initial Borrowing Date, Holdings shall cause River Medical to wind-down its operations and, in any event, shall not permit River Medical to engage in any business or operations other than those engaged in by it on the Initial Borrowing Date and those related to winding down its operations.

     SECTION 8. NEGATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

     8.01 CHANGES IN BUSINESS. (a) Holdings and its Subsidiaries will not engage in any business other than the same or similar lines of business engaged in by Holdings and its Subsidiaries as of the Initial Borrowing Date after giving effect to the Transaction, and such activities as are complimentary to or are incidental, ancillary or related to the foregoing.

     (b) Holdings will engage in no business other than (i) its ownership of the capital stock of the Borrower, IMED Nominee, Fidata and those obligations of officers and employees of

Holdings and its Subsidiaries to the extent permitted by Section 8.05(e) and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, (ii) the issuance of shares of Holdings Common Stock to the extent permitted by Section 8.15(iv),
(iii) holding the Permitted Holdings Investments and (iv) activities associated with expenses paid with dividends made by the Borrower pursuant to
Section 8.06(iv). Notwithstanding the foregoing, Holdings may engage in those activities that are incidental to (a) the maintenance of its corporate existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities and (c) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

     8.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

          (a) the Transaction;

          (b) the Borrower and its Subsidiaries may lease as lessee or license as licensee real or personal property (including, without limitation, intellectual property) in the ordinary course of business and otherwise in compliance with this Agreement;

          (c) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.08;

          (d) the advances, investments and loans permitted pursuant to
     Section 8.05;

          (e) each of the Borrower and its Subsidiaries may sell assets, PROVIDED, that (i) each such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (ii) each such sale results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by senior management of the Borrower, of any other consideration) shall be in the form of cash or cash equivalents (it being understood that any assumed debt shall be considered cash for this purpose), (iii) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (e), when combined with the value of the assets exchanged pursuant to Section 8.02(j)(y), shall not exceed $5,000,000 in any fiscal year of the Borrower and (iv) the Net Proceeds from assets sold pursuant to this clause (e) are either applied to repay Term Loans as provided in
     Section 4.02(A)(c) or reinvested in replacement assets to the extent permitted by Section 4.02(A)(c);

          (f) each of the Borrower and its Subsidiaries may sell assets, PROVIDED, that (i) each such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (ii) each such sale results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by senior management of the Borrower, of any other consideration) shall be in the form of cash or cash equivalents (it being understood that any assumed debt shall be considered cash for this purpose), and (iii) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (f) shall not exceed $200,000 in any fiscal year of the Borrower;

          (g) each of the Borrower and its Subsidiaries may enter into sale-leaseback transactions, so long as (i) the sale portion of any such transaction is permitted under Section 8.02(e) or (f), and (ii) the lease portion of such transaction is permitted under this Agreement;

          (h) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (i) the Borrower and its Subsidiaries may sell for cash or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

          (j) (x) the Borrower and any of its Subsidiaries may sell, transfer or otherwise dispose of assets in the ordinary course of business that, in the reasonable business judgment of the Borrower or such Subsidiary, are determined to be uneconomical or obsolete in the conduct of its business and (y) the Borrower and any of its Subsidiaries may exchange assets with third Persons, as long as the value of the assets exchanged pursuant to this clause (j)(y), when combined with the amount of proceeds derived from assets sold pursuant to Section 8.02(e), shall not exceed $5,000,000 in any fiscal year of the Borrower;

          (k) the Borrower and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons and to one another, so long as each such license is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (l) any Foreign Subsidiary of the Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary of the Borrower so long as in each case at least 65% of the total combined voting power of all classes of capital stock of all first-tier Foreign Subsidiaries of the Borrower are pledged pursuant to the Pledge Agreement;

          (m) the assets of any Foreign Subsidiary of the Borrower may be transferred to the Borrower or any of its Wholly-Owned Domestic Subsidiaries, and any Foreign Subsidiary of the Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, the Borrower or any of its Wholly-Owned Domestic Subsidiaries so long as the Borrower or such Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

          (n) the Borrower and its Wholly-Owned Domestic Subsidiaries may sell or otherwise transfer inventory between or among themselves in the ordinary course of business for resale by the Borrower or such Wholly-Owned Domestic Subsidiaries, as the case may be, so long as the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Agreement in the inventory so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (o) the Borrower and its Domestic Subsidiaries may sell or transfer inventory to the Borrower's Foreign Subsidiaries in the ordinary course of business for resale by such Foreign Subsidiary;

          (p) the Borrower may lease as lessor equipment, machinery or its Real Property to one or more Wholly-Owned Domestic Subsidiaries of the Borrower so long as (x) such lease is for fair market value (determined in good faith by the Board of Directors or senior management of the Borrower) and (y) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so leased shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (q) any Domestic Subsidiary of the Borrower may transfer assets to the Borrower or to any other Wholly-Owned Domestic Subsidiary of the Borrower so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (r) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Wholly-Owned Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (s) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, any other Wholly-Owned Domestic Subsidiary of the Borrower so long as (i) such Wholly-Owned Domestic Subsidiary of the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (t) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may acquire assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of the Borrower or the capital stock of any such Person (any such acquisition permitted by this clause (t), a "Permitted Acquisition"), PROVIDED, that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 8.01(a), (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Domestic Subsidiary of the Borrower or (B) such Person is merged with and into a Wholly-Owned Domestic Subsidiary of the Borrower (with such Wholly-Owned Domestic Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.17 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04, as the case may be, (iv) the only consideration paid by the Borrower in respect of any such Permitted Acquisition consists of cash, Holdings Common Stock permitted to be issued under Section 8.15 and/or Indebtedness to the extent permitted by Section 8.04, (v) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (vi) the aggregate amount paid (including for this purpose all cash consideration paid, the face amount of all Indebtedness incurred in connection with any such Permitted Acquisition, and the fair market value (determined as of the proposed date of consummation of such Permitted Acquisition in good faith by senior management of the Borrower) of any Holdings Common Stock, if any, issued as consideration in connection with such Permitted Acquisition), in connection with any such acquisition (or series of related acquisitions) shall not exceed an amount equal to the sum of (x) $6,500,000 less the aggregate amount of such $6,500,000 previously utilized to make Permitted Acquisitions plus, unless such amount is negative, (y) the Excess Proceeds Amount at the time of such acquisition, PROVIDED that in no event shall the aggregate amount of Permitted Acquisitions made in any fiscal year pursuant to this clause (t) exceed $10,000,000 (or, during a Reduced Leverage Period, $20,000,000), and provided further that without the prior written consent of the Required Banks, no more than $6,500,000 (or, during a Reduced Leverage Period, $10,000,000) may be used to consummate any single, or series of related Permitted Acquisitions;

          (u) as long as no Default or Event of Default then exists or would result therefrom, Holdings may sell any of the investments which are listed on Annex XV (the "Permitted Holdings Investments");

          (v) IMED B.V.I. may be liquidated with and into its parent corporation so long as such parent corporation is the Borrower or a Wholly-Owned Subsidiary of the Borrower;

          (w) the operations of River Medical may be wound down and/or liquidated;

          (x) the Borrower and any of its Subsidiaries may enter into
     (1) Instruments on Contract in accordance with Section 8.08 and
     (2) Instrument Capital Leases;

          (y) the Borrower and/or any of its Subsidiaries party to any Instrument Capital Lease may sell the assets subject to such Instrument Capital Lease or the lease payment receivables arising pursuant to such Instrument Capital Lease; and

          (z) the Borrower and its Subsidiaries may sell the Creedmoor Property so long as (i) such sale is for cash and at fair market value (as determined by the Board of Directors of the Borrower in good faith),
     (ii) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested in replacement assets to the extent permitted by Section 4.02(A)(c), (iii) the Borrower or such Subsidiary leases back such Creedmoor Property pursuant to a lease the terms of which are satisfactory to the Administrative Agent and (iv) the lease payments and obligations to be made by the Borrower and/or such Subsidiary in respect of the lease referred to in clause (iii) above are permitted under this Agreement.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

     8.03 LIENS. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex XIII, without giving effect to any extensions or renewals thereof;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

          (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

          (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

          (j) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement;

          (k) Liens created pursuant to Capital Leases permitted pursuant to Sections 8.04(d) and (n);

          (l) Permitted Encumbrances;

          (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 120 days after the respective purchase) of assets acquired after the Initial Borrowing Date, PROVIDED, that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness, and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(d);

          (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, PROVIDED, that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(k) and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (o) Liens securing Indebtedness permitted pursuant to, and subject to the limitations set forth in, Section 8.04(i), so long as any such Lien attaches only to the assets of the respective Foreign Subsidiary which is the obligor under such Indebtedness;

          (p) Liens on (1) the instruments or other medical devices which are the subject of any Instrument on Contract or (2) the Borrower's interest in any Instrument Capital Lease or the property subject thereto; and

          (q) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

     In connection with the granting of Liens of the type described in clauses (k), (m), (n) and (p) of this Section 8.03 by the Borrower or any of its Subsidiaries, at the reasonable request of the Borrower, and at the Borrower's expense, the Administrative Agent and the Collateral Agent shall take (and are hereby authorized to take) any actions reasonably requested by the Borrower in connection therewith (including, without limitation, by executing appropriate lien releases in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

     8.04 INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness to Remain Outstanding on the Initial Borrowing Date and listed on Annex VIII, without giving effect to any subsequent extension, renewal or refinancing thereof (other than a refinancing of the 7-1/4% Debentures on the terms and subject to the conditions provided in
     Section 8.15(i));

          (c) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations;

          (d) Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens permitted under Section 8.03(m) and Capitalized Lease Obligations; PROVIDED, that (x) all such Capitalized Lease Obligations are permitted under Section 8.08 and (y) the sum of
     (i) the aggregate outstanding Capitalized Lease Obligations (other than
     (a) Capitalized Lease Obligations in respect of the lease of the Creedmoor Property if such Property is sold as permitted by Section 8.02(z) and
     (b) Capitalized Lease Obligations incurred in connection with the modernization of the Borrower's information systems) plus (ii) the aggregate outstanding principal amount of such purchase money Indebtedness at any time shall not exceed $5,000,000;

          (e) Indebtedness of the Borrower (and (x) subordinated guaranties thereof by Domestic Subsidiaries of the Borrower and (y) subordinated guaranties thereof by Foreign Subsidiaries of the Borrower to the extent such Foreign Subsidiaries have guaranteed the Obligations pursuant to
     Section 7.14) incurred under the Senior

     Subordinated Notes in an aggregate principal amount not to exceed $200,000,000 (as reduced by any repayments of principal thereof);

          (f) Indebtedness constituting (1) Intercompany Loans to the extent permitted by Section 8.05(g) or (2) other intercompany loans to the extent permitted by 8.05(l);

          (g) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are BONA FIDE hedging activities;

          (h) Indebtedness of Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries as a result of any investment made pursuant to
     Section 8.05(n);

          (i) Indebtedness of Foreign Subsidiaries under lines of credit extended by third Persons to any such Foreign Subsidiary the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital purposes, PROVIDED, that the aggregate principal amount of all such Indebtedness outstanding at any time for all Foreign Subsidiaries shall not exceed $15,000,000 (the "Foreign Subsidiary Working Capital Indebtedness"), and such Indebtedness may be (i) secured by Liens permitted under
     Section 8.03(o) and/or (ii) supported by Letters of Credit;

          (j) Indebtedness consisting of guaranties (x) by the Borrower of Indebtedness and leases permitted to be incurred by Wholly-Owned Domestic Subsidiaries of the Borrower, (y) by Domestic Subsidiaries of the Borrower of Indebtedness and leases permitted to be incurred by the Borrower or other Wholly-Owned Domestic Subsidiaries of the Borrower and (z) by Foreign Subsidiaries of Indebtedness and leases permitted to be incurred by other Wholly-Owned Foreign Subsidiaries of the Borrower;

          (k) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (k), and
     (iii) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

          (l) Indebtedness of Holdings incurred under the 15% Debentures in the aggregate outstanding principal amount of $21,924,000, provided that such

     Indebtedness shall only be permitted to exist for 30 days following the Initial Borrowing Date;

          (m) Indebtedness of Holdings under the Shareholder Subordinated Notes;

          (n) Capitalized Lease Obligations incurred in respect of (x) the lease of the Creedmoor Property to the extent that (i) such Property is sold pursuant to Section 8.02(z) and (ii) such Capitalized Lease Obligations are permitted by Section 8.08 and (y) the modernization of the Borrower's information systems;

          (o) Indebtedness of the Borrower or any of its Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

          (p) Indebtedness of Fidata owing to Holdings to the extent permitted by Section 8.05(v); and

          (q) additional Indebtedness of the Borrower and its Domestic Subsidiaries not otherwise permitted hereunder not exceeding $2,000,000 in the aggregate principal amount at any time outstanding.

     8.05 ADVANCES, INVESTMENTS AND LOANS. Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents, except:

          (a) Holdings and its Subsidiaries may invest in cash and Cash Equivalents;

          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(c) shall be permitted;

          (e) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock so long as no cash is paid by Holdings or any of its Subsidiaries in connection with the acquisition of any such obligations;

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

          (g) the Borrower may make intercompany loans and advances to any of its Subsidiaries, any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower, and any Subsidiary of the Borrower may make intercompany loans and advances to any other Subsidiary of the Borrower (collectively, "Intercompany Loans"), PROVIDED, that (w) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to this clause (g) by the Borrower and its Wholly-Owned Domestic Subsidiaries to non-Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries, when added to the amount of contributions, capitalizations and forgiveness theretofore made pursuant to Section 8.05(m), exceed $10,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (x) each Intercompany Loan made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary to the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower shall contain the subordination provisions set forth on Exhibit I, (y) each Intercompany Loan shall be evidenced by an Intercompany Note and (z) each such Intercompany Note (other than (1) Intercompany Notes issued by Foreign Subsidiaries of the Borrower to the Borrower or any of its Domestic Subsidiaries and
     (2) Intercompany Notes held by Foreign Subsidiaries of the Borrower, in each case except to the extent provided in Section 7.14) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (h) loans and advances by the Borrower and its Subsidiaries to employees of Holdings and its Subsidiaries incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $1,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances), shall be permitted;

          (i) Holdings may make equity contributions to the capital of the Borrower;

          (j) Foreign Subsidiaries of the Borrower may invest in Foreign Cash Equivalents;

          (k)  Other Hedging Agreements may be entered into in compliance with
     Section 8.04(g);

          (l) advances, loans and investments in existence on the Initial Borrowing Date and listed on Annex XIV shall be permitted, without giving effect to any additions thereto or replacements thereof;

          (m) the Borrower and its Wholly-Owned Domestic Subsidiaries may make cash capital contributions to non-Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries of the Borrower, and may capitalize or forgive any Indebtedness owed to them by a non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower and outstanding under clause (g) of this
     Section 8.05, PROVIDED, that the aggregate amount of such contributions, capitalizations and forgiveness, when added to the aggregate outstanding principal amount of Intercompany Loans made to non-Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries under such clause (g) (determined without regard to any write-downs or write-offs thereof), shall not exceed an amount equal to $10,000,000;

          (n) the Borrower and its Subsidiaries may make investments in their respective Subsidiaries in connection with the transfers of those assets permitted to be transferred pursuant to Sections 8.02(l) and (m), it being understood that the Borrower and its Subsidiaries may convert any investment initially made as an equity investment to intercompany Indebtedness held by the Borrower or such Subsidiary;

          (o) the Borrower and its Domestic Subsidiaries may make and hold investments in their respective Foreign Subsidiaries to the extent that such investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Domestic Subsidiary to such Foreign Subsidiaries for resale by such Foreign Subsidiaries (including any such investments resulting from the extension of the payment terms with respect to such sales);

          (p) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Sections 8.02(n), (o) and (q);

          (q) the Borrower may contribute cash to one or more of its Wholly-Owned Domestic Subsidiaries formed after the Initial Borrowing Date in accordance with Section 8.17 so long as the aggregate amount of such cash so contributed to all such Wholly-Owned Domestic Subsidiaries does not exceed $5,000,000;

          (r)  Permitted Acquisitions shall be permitted in accordance with
     Section 8.02(t);

          (s) the Borrower and its Subsidiaries may acquire and hold debt securities as partial consideration for a sale of assets pursuant to
     Section 8.02(e) or (f) to the extent permitted by any such Section;

          (t) Holdings may hold the Permitted Holdings Investments, without giving effect to any additions thereto or replacements thereof (other than proceeds of the sale thereof to the extent held in the form of cash or Cash Equivalents);

          (u) the Borrower and its Subsidiaries may enter into Instruments on Contract, to the extent permitted by Section 8.08;

          (v) Holdings may make loans and/or capital contributions to Fidata to enable Fidata to wind down its operations, provided that the aggregate principal of such loans plus the aggregate amount of such capital contributions shall not exceed $200,000; and

          (w) in addition to investments permitted by clauses (a) through (v) above, the Borrower and its Subsidiaries may make additional loans, advances and investments to or in a Person, so long as the amount of any such loan, advance or investment (at the time of the making thereof) does not exceed an amount equal to the sum of (A) $2,000,000 less the aggregate amount of such $2,000,000 previously used to make loans, advances and investments pursuant to this clause (w) to the extent same are then still outstanding (determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments), plus, unless such amount is negative, (B) an amount equal to the Excess Proceeds Amount at such time, PROVIDED that in no event shall the aggregate amount of loans, advances and investments made in any fiscal year pursuant to this clause (w) with the Excess Proceeds Amount exceed $2,000,000 (or, during a Reduced Leverage Period, $4,000,000), and PROVIDED FURTHER, that neither the Borrower nor any of its Subsidiaries may make or own any investment in Margin Stock.

     8.06 DIVIDENDS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may
be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any payment pursuant to a tax sharing agreement, or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

          (i) any Subsidiary of the Borrower may pay Dividends to the Borrower, any Wholly-Owned Subsidiary of the Borrower, IMED Pty or IMED Ltd.;

         (ii) Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock, respectively, held by former employees of Holdings or any of its Subsidiaries following the termination of their employment, provided that (w) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $1,000,000 in any fiscal year of Holdings, provided that to the extent an amount less than $1,000,000 is used for such payments during any fiscal year, then the unused portion may be applied cumulatively over the following fiscal years as long as no more than $3,000,000 in the aggregate is used for such payments in any one fiscal year, provided, further that such amount shall be increased by an amount (not to exceed $1,000,000 for purposes of this clause (ii)) equal to the proceeds received by Holdings after the Initial Borrowing Date from the sale or issuance of Holdings Common Stock to management of Holdings or any of its Subsidiaries and
     (y) at the time of any cash payment permitted to be made pursuant to this
     Section 8.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

        (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings, so long as Holdings promptly uses such proceeds for the purposes described in clause (ii) of this Section 8.06;

         (iv) the Borrower may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs, expenses and expenditures, or to pay salaries or other compensation of employees who perform services for Holdings and the Borrower, provided that the aggregate amount of cash Dividends paid pursuant to this
     Section 8.06(iv) shall not during any fiscal year of the Borrower exceed, when added to any licensing agreement payments made by the Borrower or any of its Subsidiaries to Holdings during such fiscal year, $1,500,000;

          (v) the Borrower may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly interest (when and as due and payable) on Indebtedness to Remain Outstanding of Holdings or (y) accrued but unpaid interest on Indebtedness to Remain Outstanding permitted pursuant to
     Section 8.15(i)(c), provided that in clauses (x) and (y) no Default or Event of Default has occurred and is continuing at the time of any such Dividend;

         (vi) so long as no Default or Event of Default then exists or would result therefrom, upon the final scheduled maturity of the 7-1/4 Debentures, the Borrower may pay cash Dividends to Holdings in an amount equal to the principal amount of such 7-1/4% Debentures, so long as the proceeds thereof are promptly used by Holdings to repay the principal of such 7-1/4% Debentures, provided that the cash Dividends may only be paid pursuant to this clause (vi) to the extent that the Leverage Ratio at such time (determined both before and after giving effect to such Dividends (and the incurrence of any Indebtedness to finance such Dividends)) is less than or equal to 3.0:1.0;

        (vii) the Borrower may pay cash Dividends to Holdings in the amounts and at the times provided for under the Holdings Tax Allocation Agreement, provided that the amount of cash Dividends so paid with respect to a taxable year or other taxable period shall not exceed the sum of: (x) the lesser of (A) the federal income taxes that the Borrower and its Subsidiaries (the "Borrower Subgroup") would be required to pay with respect to such taxable year if the Borrower Subgroup had filed a separate consolidated federal income tax return for the current year and for all prior taxable years (collectively, the "Hypothetical Separate Federal Income Tax Liability"), and (B) the product of (I) the federal income tax liability of the Holdings Consolidated Group for such year and (II) a fraction, (a) the numerator of which is an amount equal to the Hypothetical Separate Federal Income Tax Liability for such year and (b) the denominator of which is the sum of (x) the Hypothetical Separate Federal Income Tax Liability of the Borrower Subgroup for such year plus (y) the separate federal income tax liability (or less the corresponding negative tax liability) that each other member of the Holdings Consolidated Group would have incurred for such year if such corporations had filed separate federal income tax returns for such year and all prior years (provided that the amount determined under this clause (y) shall not be less than zero), PROVIDED that, in the event that the income tax liability of the Holdings Consolidated Group for any taxable year exceeds the Hypothetical Separate Federal Income Tax Liability of the Borrower Subgroup for such year (an "Excess Tax Liability"), the Borrower may pay to Holdings (as an additional Dividend) such Excess Tax Liability, PROVIDED, HOWEVER, that the Borrower shall not pay to Holdings any amount in respect of an Excess Tax Liability that is greater than (A) the sum of the Hypothetical Separate Federal Income Tax Liability of the Borrower Subgroup for all taxable years ending after the Effective Date minus (B) the sum of all amounts previously paid by the Borrower to Holdings pursuant to this clause (x); and (y) if the Borrower or any of its Subsidiaries file combined, consolidated or unitary state tax returns with Holdings for any taxable year or other taxable period, the amount of state income taxes in respect of which a combined, consolidated or unitary return was filed, calculated under the same methodology set forth in clause (x) with respect to federal income tax liability. If Holdings receives a refund or a credit or is subject to any final determination with respect to any audit adjustment (including interest and penalties) with respect to tax liabilities which relates to any taxable year or other taxable period in which the Borrower or its Subsidiaries are included in the Holdings Consolidated Group or file combined, consolidated or unitary state tax returns with Holdings, then the amount of the payments provided for in this clause (vii) shall be recomputed (and appropriate adjustments in payments shall be made) for all affected taxable years in accordance with the principles enumerated above to take into account any such refund, credit or final determination; and

       (viii) Holdings may utilize the proceeds from the sale of any Permitted Holdings Investments (net of the repayment of outstanding loans made by Holdings to Fidata) to pay cash Dividends to its shareholders, PROVIDED that the amount of Dividends permitted pursuant to this Section 8.06(viii) shall be reduced by the amount of such net cash proceeds used for the purposes set forth in clause (B) of the definition of Excess Proceeds Amount.

     8.07 TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate (other than any transactions between the Borrower and any Wholly-Owned Subsidiary of the Borrower, except River Medical, and any transactions between Wholly-Owned Subsidiaries of the Borrower, except River Medical) other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, that the following shall in any event be permitted:
(i) the Transaction; (ii) Dividends may be paid to the extent provided in
Section 8.06 and (iii) Holdings and the Borrower and its Domestic Subsidiaries may enter into the Holdings Tax Allocation Agreement and may make any payments required thereunder.

     8.08 CAPITAL EXPENDITURES. (a) (i) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below Holdings and its Subsidiaries may make Capital Expenditures so long as the aggregate amount so made by Holdings and its Subsidiaries (on a consolidated basis) during any such fiscal year does not exceed the amount set forth opposite such fiscal year below:


     FISCAL YEAR ENDING                                              AMOUNT
     ------------------                                              ------

     December 31, 1997                                               $24,000,000

     December 31, 1998                                               $22,000,000

     December 31, 1999 and thereafter                                $18,000,000

     (ii) If for any fiscal year of Holdings commencing with the fiscal year ending on December 31, 1998, (x) the Consolidated EBITDA for the immediately preceding fiscal year is more than the projected Consolidated EBITDA of Holdings set forth on Annex XII for such immediately preceding fiscal year (the amount by which such actual Consolidated EBITDA exceeds such projected Consolidated EBITDA, the "Surplus"), then the amount of Capital Expenditures permitted to be made in such fiscal year pursuant to this Section 8.08(a) shall be (A) the amount set forth in clause (a)(i) above opposite such fiscal year plus (B) the Surplus multiplied by 0.25.

     (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by Holdings and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by Holdings and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during any fiscal year pursuant to Section 8.08(a) exceed 125% of the amount set forth in such
Section 8.08(a).

     (c) Notwithstanding the foregoing, Holdings and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by Holdings or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within 367 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(g).

     (d) Notwithstanding the foregoing, Holdings and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Proceeds of Asset Sales, to the extent such Net Proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(c).

     (e) Notwithstanding the foregoing, Holdings may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) constituting Permitted Acquisitions.

     (f) Notwithstanding the foregoing, Holdings and its Subsidiaries may make Capital Expenditures at any time in an aggregate amount equal to the Excess Proceeds Amount at such time (which Capital Expenditures will not be included in any determination under the foregoing clause (a)), provided that the aggregate amount of Capital Expenditures permitted to be made by Holdings and its Subsidiaries pursuant to this clause (f) in any fiscal year shall be $5,000,000 (or at any time during a Reduced Leverage Period, $10,000,000).

     (g) The Borrower and its Subsidiaries may incur Capitalized Lease Obligations in an aggregate amount not to exceed $6,000,000 under a lease of the Creedmoor Property to the extent sold pursuant to Section 8.02(z) (which Capitalized Lease Obligations will not be included in any determination under the foregoing clause (a)).

     8.09 MINIMUM CONSOLIDATED EBITDA. Neither Holdings nor the Borrower will permit Consolidated EBITDA for any Test Period ending on a date set forth below to be less than the amount set forth opposite such date:

                                         Minimum Consolidated
             Date                               EBITDA
             ----                        ---------------------

        March 31, 1997                     $ 14,700,000
        June 30, 1997                      $ 33,550,000
        September 30, 1997                 $ 54,300,000
        December 31, 1997                  $ 78,600,000

        March 31, 1998
                                           $ 81,600,000
        June 30, 1998                      $ 84,800,000
        September 30, 1998                 $ 86,200,000
        December 31, 1998                  $ 88,400,000

        March 31, 1999
                                           $ 89,200,000
        June 30, 1999                      $ 90,300,000
        September 30, 1999                 $ 91,300,000
        December 31, 1999                  $ 92,600,000

        March 31, 2000
                                           $ 93,600,000
        June 30, 2000                      $ 94,800,000
        September 30, 2000                 $ 96,100,000
        December 31, 2000                  $ 97,600,000

        March 31, 2001
                                           $ 99,600,000
        June 30, 2001                      $102,100,000
        September 30, 2001                 $104,500,000
        December 31, 2001                  $107,500,000

        March 31, 2002
                                           $109,500,000
        June 30, 2002                      $111,900,000
        September 30, 2002                 $114,300,000
        December 31, 2002                  $117,200,000

        March 31, 2003
                                           $118,600,000

        June 30, 2003                      $120,300,000
        September 30, 2003                 $122,100,000
        December 31, 2003                  $124,200,000

        March 31, 2004
                                           $125,700,000
        June 30, 2004                      $127,500,000
        September 30, 2004                 $129,400,000
        December 31, 2004                  $131,600,000

        March 31, 2005
                                           $132,600,000
        June 30, 2005                      $133,900,000

     8.10 INTEREST COVERAGE RATIO. Neither Holdings nor the Borrower will permit the Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

             Date                           Ratio
             ----                           -----

         June 30, 1997                    1.55:1.00
         September 30, 1997               1.70:1.00
         December 31, 1997                1.85:1.00

         March 31, 1998                   1.95:1.00
         June 30, 1998                    2.00:1.00
         September 30, 1998               2.05:1.00
         December 31, 1998                2.10:1.00

         March 31, 1999                   2.15:1.00
         June 30, 1999                    2.20:1.00
         September 30, 1999               2.25:1.00
         December 31, 1999                2.30:1.00

         March 31, 2000
                                          2.35:1.00
         June 30, 2000                    2.40:1.00
         September 30, 2000               2.45:1.00
         December 31, 2000                2.50:1.00

         March 31, 2001                   2.60:1.00
         June 30, 2001                    2.70:1.00
         September 30, 2001               2.75:1.00

         December 31, 2001                2.75:1.00

         March 31, 2002                   3.00:1.00
         June 30, 2002                    3.10:1.00
         September 30, 2002               3.25:1.00
         December 31, 2002                3.35:1.00

         March 31, 2003                   3.50:1.00
         June 30, 2003                    3.65:1.00
         September 30, 2003               3.70:1.00
         December 31, 2003                3.75:1.00

         March 31, 2004
                                          4.05:1.00
         June 30, 2004                    4.15:1.00
         September 30, 2004               4.20:1.00
         December 31, 2004                4.25:1.00

         March 31, 2005                   4.50:1.00
         June 30, 2005                    4.75:1.00

     8.11 LEVERAGE RATIO. Neither Holdings nor the Borrower will permit the Leverage Ratio at any time during a fiscal quarter set forth below to be more than the ratio set forth opposite such fiscal quarter:

          Fiscal Quarter Ending             Ratio
          ---------------------             -----

          June 30, 1997                    6.40:1.00
          September 30, 1997               5.95:1.00
          December 31, 1997                5.35:1.00

          March 31, 1998
                                           5.10:1.00
          June 30, 1998                    5.00:1.00
          September 30, 1998               4.75:1.00
          December 31, 1998                4.60:1.00

          March 31, 1999                   4.55:1.00
          June 30, 1999                    4.45:1.00
          September 30, 1999               4.35:1.00
          December 31, 1999                4.25:1.00

          March 31, 2000
                                           4.20:1.00

          June 30, 2000                    4.10:1.00
          September 30, 2000               4.05:1.00
          December 31, 2000                4.00:1.00

          March 31, 2001
                                           3.80:1.00
          June 30, 2001                    3.65:1.00
          September 30, 2001               3.50:1.00
          December 31, 2001                3.35:1.00

          March 31, 2002                   3.20:1.00
          June 30, 2002                    3.10:1.00
          September 30, 2002               2.95:1.00
          December 31, 2002                2.85:1.00

          March 31, 2003                   2.75:1.00
          June 30, 2003                    2.65:1.00
          September 30, 2003               2.55:1.00
          December 31, 2003                2.50:1.00

          March 31, 2004
                                           2.40:1.00
          June 30, 2004                    2.35:1.00
          September 30, 2004               2.30:1.00
          December 31, 2004                2.25:1.00

          March 31, 2005
                                           2.05:1.00
          June 30, 2005                    1.75:1.00


     8.12 FIXED CHARGE COVERAGE RATIO. Neither Holdings nor the Borrower will permit the ratio of (i) (x) Consolidated EBITDA less (y) Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis to
(ii) Consolidated Fixed Charges for any Test Period (commencing with the Test Period ending on September 30, 1997) to be less than 1.00:1.00.

     8.13 MINIMUM CONSOLIDATED NET WORTH. Neither Holdings nor the Borrower will permit Consolidated Net Worth at any time to be less than the sum of (1) $85,000,000 plus (2) if such amount is positive, an amount equal to 75% of Consolidated Net Income for the period commencing January 1, 1997 through the last day of the then most recently ended fiscal quarter.

     8.14 DESIGNATED SENIOR DEBT. Holdings will not, and will not permit any of its Subsidiaries to (i) designate any Indebtedness (other than the Obligations) as "Designated

Senior Debt" for purposes of, and as defined in, the Senior Subordinated Notes Documents or (ii) designate any documents with respect to any Indebtedness (other than this Agreement) as the "New Credit Facility" as defined in the Senior Subordinated Notes Documents for purposes of the receipt of notices by the Administrative Agent, and delivery of blockage notices pursuant to the subordination provisions of the Senior Subordinated Notes Documents.

     8.15  LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF
INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. Holdings will not, and will not permit any of its Subsidiaries to:

         (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Indebtedness to Remain Outstanding or Senior Subordinated Notes, PROVIDED, that (a) the Series B Senior Subordinated Notes may be issued in exchange for the Series A Senior Subordinated Notes in accordance with the terms of the Senior Subordinated
     Note Indenture, (b) Holdings shall be permitted to apply, or contribute to the Borrower to apply, the net cash proceeds from the sale of any Permitted Holdings Investments to repay, purchase or acquire any of the foregoing Indebtedness, (c) Holdings shall be permitted to apply up to $16,800,000 of the net cash proceeds of (1) any cash capital contributions by Picower and/or any of his Affiliates to Holdings, and (2) any sale or issuance of Holdings Common Stock (x) to Picower and/or any of his Affiliates or
     (y) pursuant to a public offering consummated after June 30, 2001, to repay, repurchase, redeem or acquire any of the 7-1/4% Debentures, and
     (d) the 7-1/4% Debentures may be refinanced with the net cash proceeds of any Permitted Refinancing Debt;

        (ii) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness to Remain Outstanding, any Existing Indebtedness Agreement or any Senior Subordinated Notes Document;

       (iii) amend, modify or change in any way adverse to the interests of the Banks, its Certificate of Incorporation (including, without limitation, by filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock which in any way could be adverse to the interests of the Banks, provided that Holdings or any of its Subsidiaries may amend its Certificate of Incorporation and By-Laws to change its name so long as at least 15 days prior notice thereof is given to the Administrative Agent and the Collateral Agent;

        (iv) issue any class of capital stock other than (x) in the case of the Borrower and its Subsidiaries, non-redeemable common stock and (y) in the case of Holdings, issuances of Holdings Common Stock where, after giving effect to such issuance, no

     Event of Default will exist under Section 9.10 and to the extent the proceeds thereof are applied in accordance with this Agreement; or

         (v) amend, modify, change, terminate, permit the amendment or modification of, any provision of the Holding Tax Allocation Agreement, or enter into any new Tax Sharing Agreements.

     8.16 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holdings will not, and will not permit any of its Subsidiaries (other than Fidata and River Medical) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (b) make loans or advances to Holdings or any of Holdings' Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of Holdings' Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(k) and (m), (vi) the Senior Subordinated Notes Documents, (vii) an agreement that has been entered into for the sale or disposition of all or substantially all of the equity interests or property or assets of a Subsidiary; PROVIDED that such restrictions are limited to the Subsidiary that is the subject to such agreement or (viii) restrictions applicable to any Foreign Subsidiary pursuant to Indebtedness permitted to be incurred pursuant to Section 8.04(i), PROVIDED that such restrictions shall be limited to customary net worth, leverage, cash flow and other financial ratios applicable to such Foreign Subsidiary, customary restrictions on mergers and consolidations involving such Foreign Subsidiary, customary restrictions on transactions with affiliates of such Foreign Subsidiary and customary provisions subordinating the payment of intercompany Indebtedness owed by such Foreign Subsidiary to the Borrower or any of its Subsidiaries upon the occurrence of a default in respect of Indebtedness of such Foreign Subsidiary or its Subsidiaries and/or events of insolvency with respect to such Foreign Subsidiary or its Subsidiaries; and PROVIDED, FURTHER that in no event shall any Indebtedness incurred by a Foreign Subsidiary prohibit such Foreign Subsidiary from making any dividend or other distribution to the Borrower or its Subsidiary or from otherwise making any loan to the Borrower or its Subsidiaries in the absence of a breach by such Foreign Subsidiary of the covenants contained in such Indebtedness.

     8.17 LIMITATION ON THE CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; PROVIDED that, the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create or acquire (x) Subsidiaries as a result of investments made pursuant to
Section 8.05(w)
and (y) Wholly-Owned Subsidiaries so long as (i) at least 30 days' prior written notice thereof is given to the Administrative Agent, (ii) the capital stock of such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 7.14) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement and (iv) to the extent requested by the Administrative Agent or the Required Banks, takes all actions required pursuant to
Section 7.11. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

     SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     9.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

     9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by Holdings, the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     9.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.10, 7.11, 7.13 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

     9.04 DEFAULT UNDER OTHER AGREEMENTS. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or
(b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; PROVIDED, that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $7,500,000 at any one time; or

     9.05 BANKRUPTCY, ETC. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), PROVIDED that any such voluntary case shall not be an Event of Default if (x) the foregoing occurs with respect to a Subsidiary of Holdings which is not a Significant Subsidiary and
(y) prior to commencing such a voluntary case, such Subsidiary shall have given written notice of its intention to commence such a case to the Agents and shall have received the prior written consent of the Agents; or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

     9.07 SECURITY DOCUMENTS. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

     9.08 GUARANTIES. The Guaranties or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

     9.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $7,500,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

     9.10  OWNERSHIP.  A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED, that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment of each Bank (or the unutilized portion thereof) shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and
(v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in
Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

     SECTION 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

     "A Term Loan" shall have the meaning provided in Section 1.01(A)(a).

     "A Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "A Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.02, 3.03 and/or 9.

     "A Term Loan Facility" shall mean the Facility evidenced by the Total A Term Loan Commitment.

     "A Term Loan Maturity Date" shall mean August 1, 2002.

     "A Term Note" shall have the meaning provided in Section 1.05(a).

     "A TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all A Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

     "Acquisition" shall mean the acquisition by the Borrower of 100% of the outstanding capital stock of IVAC Holdings indirectly through a merger of IMED Merger Sub (a Wholly-Owned Subsidiary of the Borrower) with and into IVAC Holdings.

     "Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of August 24, 1996 by and among the Participating Stockholders (as defined therein), IMED, IMED Merger Sub, IVAC Holdings and IVAC.

     "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition.

     "Additional Security Documents" shall have the meaning provided in
Section 7.11.

     "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

     "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.10.

     "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(B)(b).

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor appointed pursuant to Section 11.10.

     "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (i) such Bank's A Term Loan Commitment at such time, if any, (ii) such Bank's B Term Loan Commitment at such time, if any, (iii) such Bank's C Term Loan Commitment at such time, if any, (iv) such Bank's D Term Loan Commitment at such time, if any, and (v) such Bank's Revolving Loan Commitment at such time less the sum of (x) the aggregate out-standing principal amount of all Revolving Loans made by such Bank and (y) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

     "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

     "Applicable Base Rate Margin" shall mean (i) in the case of A Term Loans and Revolving Loans, 1.25%, less the Applicable Performance Discount, if any,
(ii) in the case of B Term Loans, 1.75%, (iii) in the case of C Term Loans, 2.25% and (iv) in the case of D Term Loans, 2.50%.

     "Applicable Commitment Fee Percentage" shall mean .50%, less the Applicable Performance Discount, if any.

     "Applicable Eurodollar Margin" shall mean (i) in the case of A Term Loans and Revolving Loans, 2.50%, less the Applicable Performance Discount, if any, (ii) in the case of B Term Loans, 3.00%, (iii) in the case of C Term Loans, 3.50% and (iv) in the case of D Term Loans, 3.75%.

     "Applicable Performance Discount" shall mean initially zero, PROVIDED that during any Applicable Period the Applicable Performance Discount shall be the respective percentage per annum set forth in clause (A) or (B) below if, but only if, as of the Test Date with respect to such Applicable Period the condition set forth in clause (A) or (B) below is met:

          (A)  .25 of 1% (0% for purposes of the Applicable
     Commitment Fee Percentage) if the Leverage Ratio on such Test Date is less than 3.0:1.0; or

          (B) .50% of 1% (.125 of 1% for purposes of the Applicable Commitment Fee Percentage) if the Leverage
     Ratio on such Test Date is less than 2.5:1.0.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Performance Discount shall be zero at any time when an Event of Default shall exist.

     "Applicable Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 7.01(b) or (c), as the case may be, and which shall end on the earlier of
(i) the date of actual delivery of the next financial statements pursuant to
Section 7.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to
Section 7.01(b) or (c), as the case may be; PROVIDED that for purposes of the definition of Applicable Performance Discount, no Applicable Period shall commence on a date occurring prior to the date of delivery of financial statements pursuant to Section 7.01(c) in respect of the fiscal year ending December 31, 1997.

     "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Section 8.02(f), (h), (i), (j), (k), (u), (x) or
(y).

     "Asset Sale Escrow Account" shall have the meaning provided in Section 4.02(A)(c).

     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

     "Assumption Acknowledgment" shall have the meaning provided in Section 12.17(ii).

     "Authorized Officer" shall mean any senior officer of Holdings or the Borrower designated as such in writing to the Administrative Agent by Holdings or the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

     "B Banks" shall have the meaning provided in Section 4.02(C).

     "B Term Loan" shall have the meaning provided in Section 1.01(A)(b).

     "B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "B Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or 9.

     "B Term Loan Facility" shall mean the Facility evidenced by the Total B Term Loan Commitment.

     "B Term Loan Maturity Date" shall mean November 1, 2003.

     "B Term Note" shall have the meaning provided in Section 1.05(a).

     "B TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

     "Bank" shall have the meaning provided in the first paragraph of this Agreement.

     "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.04(c) or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(A), 1.01(C) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

     "Bankruptcy Code" shall have the meaning provided in Section 9.05.

     "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (y) the Prime Lending Rate.

     "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement; provided that on and after the date of consummation of the IMED Merger and execution of the Assumption Acknowledgment in accordance with
Section 12.17, the "Borrower" shall mean IVAC Holdings.

     "Borrower Subgroup" shall have the meaning provided in Section 8.06(vii).

     "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; PROVIDED, that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

     "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

     "C Banks" shall have the meaning provided in Section 4.02(C).

     "C Term Loan" shall have the meaning provided in Section 1.01(A)(c).

     "C Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "C Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or 9.

     "C Term Loan Facility" shall mean the Facility evidenced by the Total C Term Loan Commitment.

     "C Term Loan Maturity Date" shall mean November 1, 2004.

     "C Term Note" shall have the meaning provided in Section 1.05(a).

     "C TL Percentage" shall mean, at any time a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

     "Capital Expenditures" shall mean, with respect to any Person, without duplication, (i) all expenditures by such Person which should be capitalized in accordance with GAAP, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP), (ii) all expenditures made by such Person relating to instruments leased or transferred to customers pursuant to Instruments on Contract, and (iii) the amount of all Capitalized Lease Obligations incurred by such Person.

     "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "Cash Equity Issuance" shall have the meaning provided in the definition of "Equity Financing."

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of
(x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

     "Change of Control Event" shall mean (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock, (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than Picower and/or his Related Parties, shall (i) have acquired beneficial ownership of 40% or more on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock, (ii) have acquired a greater beneficial ownership on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock than that of Picower and his Related Parties or (iii) obtained the power (whether or not exercised) to elect a majority of Holdings' directors, (c) (i) Picower and/or his Related Parties shall cease to be the beneficial owner of more than 50% on a fully diluted basis of the voting interest in Holdings' capital stock and (ii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors, (d) Picower and his Related Parties cease to hold beneficial ownership of at least 30% on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock or (e) any "Change of Control" as such term is defined in the Senior Subordinated Note Indenture, or any successor or similar provision, shall occur.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

     "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

     "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.13.

     "Commitment" shall mean, with respect to each Bank, such Bank's A Term Loan Commitment, B Term Loan Commitment, C Term Loan Commitment, D Term Loan Commitment and Revolving Loan Commitment.

     "Commitment Fee" shall have the meaning provided in Section 3.01(a).

     "Consolidated Current Assets" shall mean, at any time, the current assets of the Borrower and its Subsidiaries at such time determined on a consolidated basis.

     "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

     "Consolidated Debt" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis.

     "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before (a) total interest expense (inclusive of amortization of deferred financing fees and original issue discount) and interest income (other than interest income earned in connection with any Instrument Capital Lease) of the Borrower and its Subsidiaries determined on a consolidated basis, (b) provisions for taxes based on income and foreign withholding taxes, (c) Restructuring Expenditures to the extent deducted in determining Consolidated Net Income for such period, PROVIDED that the aggregate amount of Restructuring Expenditures added back pursuant to this clause (c) for all periods shall not exceed $17,000,000 (less that portion of Restructuring Expenditures, up to $11,000,000, which are accounted for through purchase accounting), and (d) the write-off of inventory step-up and in-process research and development costs in accordance with purchase accounting, and determined (i) without giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business and (ii) without giving effect to any impact from the LIFO method of inventory accounting.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense and other non-cash charges that were deducted in determining Consolidated EBIT for such period.

     "Consolidated Fixed Charges" of any Person shall mean, for any period, the sum, without duplication, for such Person of the amounts for such period of (i) Consolidated Interest Expense, (ii) scheduled payments on Indebtedness and (iii) taxes paid during such period.

     "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries (net of any interest income of such Person for such period arising out of Instrument Capital Leases) determined on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of deferred financing costs and any interest expense on deferred compensation arrangements to the extent included in total interest expense.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period; PROVIDED, HOWEVER, that (A) there shall be excluded (without duplication)
(i) income (or loss) of any Person (other than a consolidated Subsidiary of such Person) in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or (subject to subclause (iii) below) any of its consolidated Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person during such period accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary of Holdings to the extent attributable to minority interests held therein by Persons other than Holdings and its Wholly-Owned Subsidiaries, and
(iv) the income of any consolidated Subsidiary of Holdings during such period to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Holdings or any of its other Subsidiaries.

     "Consolidated Net Worth" shall mean the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries.

     "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

     "Credit Documents" shall mean this Agreement, the Notes, the New Term Notes, the New Revolving Notes, the Guaranties, each Security Document, the Subsidiary Assumption Agreement and the Assumption Acknowledgment.

     "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

     "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

     "Creedmoor Property" shall mean that property located at 1515 IVAC Way, Creedmoor, North Carolina.

     "Current Ratio" shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

     "D Banks" shall have the meaning provided in Section 4.02(C).

     "D Term Loan" shall have the meaning provided in Section 1.01(A)(d).

     "D Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "D Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or 9.

     "D Term Loan Facility" shall mean the Facility evidenced by the Total D Term Loan Commitment.

     "D Term Loan Maturity Date" shall mean May 1, 2005.

     "D Term Note" shall have the meaning provided in Section 1.05(a).

     "D TL Percentage" shall mean, at any time a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all D Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

     "Debentures Escrow Account" shall have the meaning provided in
Section 5.09(f).

     "Debentures Redemption" shall have the meaning provided in
Section 5.09(f).

     "Decisions" shall mean Decisions Incorporated, a Delaware corporation.

     "Decisions Note" shall mean those notes issued by Holdings and/or IMED to Decisions in an aggregate outstanding principal amount of $37.5 million as of the Initial Borrowing Date.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

     "Dividends" shall have the meaning provided in Section 8.06.

     "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

     "Documents" shall mean the Credit Documents, the Equity Financing Documents, the Senior Subordinated Note Documents, the Refinancing Documents, the Existing Senior Notes Tender Offer/Consent Solicitation Documents and the documents relating to the Debentures Redemption and the Holdings Preferred Stock Redemption.

     "Domestic Subsidiary" shall mean each Subsidiary of Holdings which is not a Foreign Subsidiary.

     "Effective Date" shall have the meaning provided in Section 12.10.

     "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

     "Employment Agreements" shall have the meaning provided in Section 5.13.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued to Holdings or any of its Subsidiaries under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" shall mean any applicable international, United Kingdom, Canadian, Mexican, U.S. federal, state, provincial, territorial or local statute, law, treaty, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials or health and safety including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Section 6901 ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 ET SEQ.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. Section 2701 - 2761; the Clean Air Act, as amended, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 3808 ET SEQ.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 ET SEQ.; and their counterparts or equivalents under state or local law and under the laws of the United Kingdom, Canada or Mexico.

     "Equity Exchange" shall have the meaning provided in the definition of the term "Equity Financing."

     "Equity Financing" shall mean (i) the issuance by Holdings of Holdings Common Stock to Picower and/or one of his affiliated companies for cash (the "Cash Equity Issuance"), (ii) the exchange by Decisions of the Decisions Notes for Holdings Common Stock (the "Equity Exchange") and (iii) the issuance by Holdings of Holdings Common Stock to Picower and/or one of his affiliated companies, in lieu of the payment of a premium in connection with the Equity Exchange and the forgiveness of other obligations related to the Decisions Notes (the "Picower Payment"), it being understood and acknowledged that no cash shall be paid in connection with the Equity Exchange or Picower Payment.

     "Equity Financing Documents" shall mean each of the documents related to the consummation of the Equity Financing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings is deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or
(o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

     "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

     "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Event of Default" shall have the meaning provided in Section 9.

     "Excess Cash Flow" shall mean, for any period (i) the sum of (A) Consolidated Net Income for such period, plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense) included in determining Consolidated Net Income for such period, plus (C) the decrease, if any, in Working Capital from the first day to the last day of such period, plus (D) provisions for taxes appearing on an income statement of the Borrower and its Subsidiaries for such period, minus (ii) the sum (without duplication) of (A) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, (B) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) an amount equal to (1) all Capital Expenditures (excluding Capital Expenditures made pursuant to Section 8.08(c), (d), (e) or (f)) made during such period to the extent not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder) plus (or minus, if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (D) the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures or financed with Indebtedness, (E) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries (other than (1) repayments in respect of the Indebtedness to be Refinanced, (2) repayments of Indebtedness with proceeds of issuance or other Indebtedness or equity or equity contributions or with proceeds of assets sales, Recovery Events or Pension Plan Refunds and (3) repayments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (F) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, (G) the increase, if any, in Working Capital from the first day to the last day of such period, (H) costs incurred by Holdings during such period and paid for with the proceeds of dividends paid to Holdings pursuant to Section 8.06(iv), (v),
(vi) and (vii) to the extent not deducted in determining Consolidated Net Income for such period, (I) any cash Restructuring Expenditures incurred during such period to the extent not deducted in determining Consolidated Net Income for such period, (J) any Restructuring Reserves as at the end of such period, (K) taxes paid by the Borrower and its Subsidiaries during such period, and (L) the principal portion of Capital Lease Obligations paid by the Borrower and its Subsidiaries during such period.

     "Excess Cash Flow Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

     "Excess Cash Payment Date" shall mean the date occurring 100 days after the last day of a fiscal year of Holdings (beginning with its fiscal year ending on December 31, 1997).

     "Excess Proceeds" shall mean (i) the portion of the net proceeds received by Holdings after the Initial Borrowing Date from any equity issuance by Holdings which is permitted to be retained by Holdings pursuant to clause (y) or (z) of Section 4.02(A)(d), (ii) the portion of Excess Cash Flow of the Borrower and its Subsidiaries which is permitted to be retained by the Borrower pursuant to Section 4.02(A)(f) and (iii) the net cash proceeds received by Holdings from the sale or disposition of any Permitted Holdings Investment (to the extent not used to pay a dividend under Section 8.06(viii)).

     "Excess Proceeds Amount" shall initially be zero, which amount shall be
(A) INCREASED (i) on each Excess Cash Payment Date (commencing with the Excess Cash Payment Date occurring 100 days after the fiscal year ending December 31, 1997) so long as any repayment required pursuant to Section 4.02(A)(f) has been made, by an amount equal to that portion of Excess Cash Flow for the immediately preceding Excess Cash Flow Period which is permitted to be retained pursuant to Section 4.02(A)(f), (ii) on the date of the receipt by Holdings of the proceeds from any equity issuance by Holdings which are permitted to be retained by Holdings pursuant to clause (y) of
Section 4.02(A)(d), by the amount of such net proceeds which are permitted to be so retained and (iii) at the time any sale or liquidation of a Permitted Holdings Investment is made pursuant to Section 8.02(u), by the net cash proceeds thereof (to the extent not used to pay a dividend under Section 8.06(viii)) and (B) REDUCED (i) on each Excess Cash Payment Date (commencing with the Excess Cash Payment Date occurring 100 days after the fiscal year ending December 31, 1997) where Excess Cash Flow for the immediately preceding Excess Cash Flow Period is a negative number, by such amount, (ii) at the time any Capital Expenditure is made pursuant to Section 8.08(f) by the amount thereof, (iii) at the time any Permitted Acquisition is made, by the amount of Excess Proceeds expended in connection therewith and (iv) at the time when any investment is made pursuant to Section 8.05(w), by the amount of Excess Proceeds expended in connection therewith (it being understood that the Excess Proceeds Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause (B) above).

     "Excess Tax Liability" shall have the meaning provided in Section
8.06(vii).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Existing Credit Agreements" shall mean (a) the Amended and Restated Loan Agreement, dated as of April 2, 1990 and amended and restated on August 12, 1994, between the Borrower and General Electric Capital Corporation and
(b) the Credit Agreement, dated as of December 30, 1994 as amended and restated, by and among IVAC Holdings, IVAC, Chemical Bank and the lenders named therein.

     "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.13.

     "Existing Senior Notes" shall mean IVAC's 9-1/4% Senior Notes due 2002, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof.

     "Existing Senior Notes Consent" shall mean each written consent permitting IVAC to amend or supplement the Existing Senior Notes Indentures in a manner satisfactory to the Agents so as to permit the Acquisition and the IVAC Merger and all other elements of the Transaction and any other related matters necessary in connection therewith.

     "Existing Senior Notes Indenture" shall mean the Indenture entered into by and between IVAC and Marine Midland Bank, as trustee thereunder, as in effect on the Initial Borrowing Date.

     "Existing Senior Notes Tender Offer/Consent Solicitation" shall mean (a) the tender offer by the Borrower and/or IVAC to repurchase all outstanding Existing Senior Notes and (b) the solicitation of the Existing Senior Notes Consents from the holders of the Existing Senior Notes.

     "Existing Senior Notes Tender Offer/Consent Solicitation Documents" shall mean the Borrower's and/or IVAC's Offer to Purchase and Consent Solicitation, dated as of October 16, 1996, as supplemented on October 31, 1996 and November 6, 1996, the Existing Senior Note Consents and each of the other agreements and documents entered into in connection with the Existing Senior Notes Tender Offer/Consent Solicitation.

     "Facility" shall mean any of the credit facilities established under this Agreement, I.E., the A Term Loan Facility, the B Term Loan Facility, the C Term Loan Facility, the D Term Loan Facility or the Revolving Loan Facility.

     "Facing Fee" shall have the meaning provided in Section 3.01(c).

     "FDA" shall mean the Federal Food and Drug Administration or any other federal, foreign, state or local agency or governmental body having regulatory authority over the products of Holdings and or any of its Subsidiaries.

     "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

     "Fidata" shall mean Fidata Trust Company New York, a New York corporation.

     "15% Debentures" shall mean Holdings' 15% Subordinated Debentures Due 1999, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof.

     "510(k)" shall have the meaning provided in Section 6.26(c).

     "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

     "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

     "Foreign Subsidiary Working Capital Indebtedness" shall have the meaning provided in Section 8.04(i).

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

     "Good Manufacturing Practices Regulations" shall mean those regulations regulating the requirements for methods used in, and the facilities and controls used for, the manufacture, packing, storage, and installation of medical devices.

     "Guaranteed Creditors" shall mean and include each of the Agents, the Syndication Agents, the Banks and each Person (other than any Credit Party) which is a party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

     "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) on each Note issued by the Borrower to each Bank, and Loans made under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any such Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

     "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

     "Guaranty" shall mean and include each of the Holding Company Guaranties and the Subsidiary Guaranty.

     "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

     "Holdings Common Stock" shall have the meaning provided in Section 6.16.

     "Holding Company Guaranty" shall mean the guaranty of Holdings pursuant to Section 13.

     "Holdings Consolidated Group" shall mean Holdings and all direct and indirect Subsidiaries of Holdings (present or future), if any, that are eligible to be included in consolidated federal income tax returns with Holdings.

     "Holdings Preferred Stock" shall mean the preferred stock of Holdings having an aggregate liquidation preference immediately prior to the Initial Borrowing Date of up to $8,500,000.

     "Holdings Preferred Stock Redemption" shall have the meaning provided in
Section 5.09(g).

     "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated as of the Effective Date, among Holdings and the Borrower and its Domestic Subsidiaries.

     "Hypothetical Separate Federal Income Tax Liability" shall have the meaning provided in Section 8.06(vii).

     "IMED" shall mean IMED Corporation, a Delaware corporation.

     "IMED B.V.I." shall mean IMED Holding Co. Ltd. British Virgin Islands, a British Virgin Islands corporation.

     "IMED Ltd." shall mean IMED Ltd., a British corporation.

     "IMED Merger" shall have the meaning provided in Section 12.17.

     "IMED Merger Documents" shall mean the certificate of merger, the Assumption Acknowledgment and all other agreements and documents related to the IMED Merger.

     "IMED Merger Sub" shall mean IMED Merger Sub, Inc, a Delaware corporation.

     "IMED Pty" shall mean IMED Pty Limited, ACN 003 080 215, an Australian corporation.

     "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obli-gations, provided that this clause (vi) shall not be included in the definition of "Indebtedness" for purposes of Section 9.04), (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements (including indemnity obligations in connection therewith) and
(viii) all Contingent Obligations of such Person, PROVIDED, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

     "Indebtedness to be Refinanced" shall mean collectively, the indebtedness arising pursuant to the Existing Credit Agreements.

     "Indebtedness to Remain Outstanding" shall have the meaning provided in
Section 6.24.

     "Initial Borrowing Date" shall mean the date upon which the Term Loans are incurred hereunder.

     "Instrument Capital Lease" shall mean any lease or transfer of an instrument or other medical device to a third party customer of the Borrower or any of its Subsidiaries which is not accounted for by the Borrower or such Subsidiary as a capital expenditure in accordance with GAAP.

     "Instrument on Contract" shall mean any lease of an instrument or other medical device to a third party customer of the Borrower or any of its Subsidiaries which is accounted for by the Borrower or such Subsidiary as a capital expenditure, and not as a Capital Lease, in accordance with GAAP.

     "Intercompany Loan" shall have the meaning provided in Section 8.05(g).

     "Intercompany Notes" shall mean promissory notes, in the form of Exhibit K, evidencing Intercompany Loans.

     "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

     "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "IVAC" shall mean IVAC Medical Systems, a Delaware corporation.

     "IVAC Holdings" shall mean IVAC Holdings, Inc., a Delaware corporation.

     "IVAC Merger" shall mean the merger of IVAC with and into IVAC Holdings.

     "IVAC Merger Documents" shall mean the certificate of merger and all other agreements and documents related to the IVAC Merger.

     "IVAC Overseas" shall mean IVAC Overseas Holdings, Inc., a Delaware corporation.

     "L/C Supportable Indebtedness" shall mean (i) obligations of Holdings or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Holdings or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

     "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Letter of Credit Fee" shall have the meaning provided in Section
3.01(b).

     "Letter of Credit Issuer" shall mean BTCo, and any Bank which at the request of Holdings and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to Section 2.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

     "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

     "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period then last ended; provided that solely in determining the Leverage Ratio (1) for the Test Period ended March 31, 1997, Consolidated EBITDA for such Test Period shall be multiplied by 4, (ii) for the Test Period ended June 30, 1997, Consolidated EBITDA for such Test Period shall be multiplied by 2 and (iii) for the Test Period ended September 30, 1997, Consolidated EBITDA, for such period shall be multiplied by 4/3.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

     "Loan" shall mean each and every Loan made by any Bank hereunder, including A Term Loans, B Term Loans, C Term Loans, D Term Loans, Revolving Loans or Swingline Loans.

     "Majority Banks" of any Facility shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

     "Management Agreements" shall have the meaning provided in Section 5.13.

     "Mandatory Borrowing" shall have the meaning provided in Section 1.01(C).

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries (including, without limitation, IVAC) taken as a whole.

     "Material Contracts" shall have the meaning provided in Section 5.13(i).

     "Maturity Date" with respect to any Facility shall mean either the A Term Loan Maturity Date, the B Term Loan Maturity Date, the C Term Loan Maturity Date, the D Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

     "Maximum Swingline Amount" shall mean $5,000,000.

     "Medical Device Reports" shall have the meaning provided in Section 6.26.

     "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans (other than Swingline Loans), $1,000,000; (ii) for Eurodollar Loans, $2,000,000 and
(iii) for Swingline Loans, $500,000.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall have the meaning provided in Section 5.12(a).

     "Mortgage Policies" shall have the meaning provided in Section 5.12(b).

     "Mortgaged Properties" shall mean and include (i) all Real Properties owned by Holdings and its Domestic Subsidiaries to the extent designated as such on Annex III and (ii) each Real Property subjected to a mortgage in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 7.11.

     "Net Proceeds" shall mean, with respect to any Asset Sale, the Proceeds resulting therefrom net of (a) cash expenses of sale (including brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

     "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, excluding any treasury stock.

     "New Revolving Notes" shall have the meaning provided in Section
12.17(ix).

     "New Swingline Note" shall have the meaning provided in Section
12.17(ix).

     "New Term Notes" shall have the meaning provided in Section 12.17(ix).

     "Non-Compete Agreements" shall have the meaning provided in Section 5.13.

     "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

     "Note" shall mean each A Term Note, each B Term Note, each C Term Note, each D Term Note, each Revolving Note and the Swingline Note.

     "Notice of Adverse Findings" shall mean a document issued by the FDA each time a noncompliance is discovered pursuant to any routine inspection of a device firm.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03.

     "Notice of Conversion" shall have the meaning provided in Section 1.06.

     "Notice of Debentures Redemption" shall have the meaning provided in
Section 5.09(f).

     "Notice of Holdings Preferred Stock Redemption" shall have the meaning provided in Section 5.09(g).

     "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to Holdings, the Borrower and the Banks from time to time.

     "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agents or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

     "Paribas" shall mean Banque Paribas, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

     "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to Holdings, the Borrower and the Banks from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Pension Plan Refund" shall mean any cash payments (net of reasonable costs associated therewith, including income, excise and other taxes payable thereon) received by Holdings and/or of its Subsidiaries from any return of any surplus assets from any single Plan or Foreign Pension Plan.

     "Permitted Acquisition" shall have the meaning provided in Section
8.02(t).

     "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to the Collateral Agent in accordance with the terms hereof, reasonably acceptable by the Collateral Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Collateral Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent,
(iii) zoning and other municipal ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage),
(iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as the Collateral Agent may consent to (such consent not to be unreasonably withheld).

     "Permitted Fidata Amount" shall mean that amount which may be contributed or loaned by Holdings to Fidata for the purpose of winding down or liquidating Fidata, in an aggregate amount not to exceed $200,000.

     "Permitted Holdings Investments" shall have the meaning provided in
Section 8.02(u).

     "Permitted Liens" shall have the meaning provided in Section 8.03.

     "Permitted Refinancing Debt" shall mean Indebtedness issued by Holdings in connection with a refinancing of the 7-1/4% Debentures; PROVIDED that (i) such Indebtedness has a longer average life than the 7-1/4% Debentures, (ii) such Indebtedness is not guaranteed or otherwise supported in any way by the Borrower or any Subsidiary of the Borrower, and (iii) such Indebtedness, and the agreements and other documents entered into by Holdings in connection therewith shall, in the judgment of the Administrative Agent, contain terms and conditions (including, without limitation, with respect to the obligor in respect of such Indebtedness, amortization schedules, interest rates, redemption provisions, maturities, covenants, defaults, security and remedies) no less favorable to Holdings or to the Banks than the terms and conditions of the 7-1/4% Debentures.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Picower" shall mean Jeffry Picower.

     "Picower Payment" shall have the meaning provided in the definition of the term "Equity Financing."

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Pledge Agreement" shall have the meaning provided in Section 5.10.

     "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

     "PMA" shall have the meaning provided in Section 6.26(c).

     "Preferred Stock Escrow Account" shall have the meaning provided in
Section 5.09(g).

     "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Proceeds" shall mean with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

     "Projections" shall have the meaning provided in Section 5.16.

     "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

     "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries,
(ii) by reason any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under
Section 7.03.

     "Recovery Event Escrow Account" shall have the meaning provided in
Section 4.02(A)(g).

     "Reduced Leverage Period" shall mean any Applicable Period if, and only if, the Leverage Ratio was less than or equal to 3.0:1.0 on the Test Date with respect thereto.

     "Refinancing" shall mean the refinancing and repayment in full of all amounts outstanding under, and the termination in full of all commitments and letters of credit in respect of, the Indebtedness to be Refinanced.

     "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

     "Register" shall have the meaning provided in Section 7.12.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation S-X" shall mean Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Regulatory Letter" shall mean regulatory action taken by the FDA in the form of a letter, pursuant to discovery of any major violation of the Food, Drug, and Cosmetic Act and other related regulations.

     "Related Party" shall mean with respect to Picower, (i) any spouse or immediate family member of Picower, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) an 80% or more controlling interest of which consist of the Picower and/or such other Persons referred to in the immediately preceding clause (i).

     "Release" shall mean active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, migrating, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

     "Replaced Bank" shall have the meaning provided in Section 1.13.

     "Replacement Bank" shall have the meaning provided in Section 1.13.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived pursuant to regulations under Section 4043 of ERISA.

     "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

     "Restructuring Expenditures" shall mean nonrecurring expenditures and charges arising out of the restructuring, consolidation, severance or discontinuance of any portion of the operations of any entities or businesses of Holdings and its Subsidiaries in connection with the Acquisition, the IVAC Merger or the IMED Merger.

     "Restructuring Reserves" shall mean, at any time, an amount equal to $17,000,000 less all Restructuring Expenditures (to the extent accounted for through purchase accounting) theretofore made after the Initial Borrowing Date.

     "Revolving Loan" shall have the meaning provided in Section 1.01(A)(e).

     "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, 3.03 and/or 9.

     "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

     "Revolving Loan Maturity Date" shall mean August 1, 2002.

     "Revolving Note" shall have the meaning provided in Section 1.05(a).

     "River Medical" shall mean River Medical, Inc., a Delaware corporation.

     "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

     "RL Percentage" shall mean at any time for each Bank, the percentage obtained by dividing such Bank's Revolving Loan Commitment by the Total Revolving Loan Commitment; PROVIDED, that if the Total Revolving Loan Commitment has been terminated, the RL Percentage of each Bank shall be determined by dividing such Bank's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

     "Rollover Amount" shall have the meaning provided in Section 8.08(b).

     "S&P" shall mean Standard & Poor's Corporation.

     "Scheduled A Repayment" shall have the meaning provided in Section 4.02(A)(b)(i).

     "Scheduled B Repayment" shall have the meaning provided in Section 4.02(A)(b)(ii).

     "Scheduled C Repayment" shall have the meaning provided in Section 4.02(A)(b)(iii).

     "Scheduled D Repayment" shall have the meaning provided in Section 4.02(A)(b)(iv).

     "Scheduled Repayment" shall mean any Scheduled A Repayment, Scheduled B Repayment, Scheduled C Repayment and Scheduled D Repayment.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

     "Section 305 Notices" shall mean any notice which is required to be given by the Secretary of the Department of Health and Human Services of the United States of America to any person against whom a criminal proceeding is contemplated for a violation of the Federal Food, Drug and Cosmetic Act.

     "Secured Creditors" shall have the meaning provided in the Security Documents.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement" shall have the meaning provided in Section 5.11.

     "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

     "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, each Mortgage, each Additional Security Document, if any and each other document or instrument entered into pursuant to Sections 5.10, 5.11, 7.14 and 12.17(iv), if any, in each case as and when executed and delivered in accordance with the terms of this Agreement.

     "Senior Subordinated Note Documents" shall mean and include each of the documents and other agreements entered into (including, without limitation, the Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Initial Borrowing Date (to the extent thereof) and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Senior Subordinated Note Indenture" shall mean the Indenture entered into by and between the Borrower and the United States Trust Company of New York, as trustee thereunder, as in effect on the Initial Borrowing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

     "Senior Subordinated Notes" shall mean the Series A Senior Subordinated Notes and any Series B Senior Subordinated Notes issued in exchange therefor in accordance with the terms of the Senior Subordinated Note Indenture.

     "Series A Senior Subordinated Notes" shall mean the Borrower's ______% Senior Subordinated Notes due 2006 as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Series B Senior Subordinated Notes" shall mean the Borrower's 9.75% Series B Senior Subordinated Notes due 2006 issued in exchange for Series A Senior Subordinated Notes, in the form set forth in the Senior Subordinated
Note Indenture as in effect on the Initial

Borrowing Date, and as such Series B Senior Subordinated Notes may be modified, supplemented or amended from time to time, pursuant to the terms hereof and thereof.

     "7-1/4% Debentures" shall mean Holdings' Convertible Subordinated Debentures Due 2002, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof.

     "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any other way by the Borrower or any of its Subsidiaries) in the form of Exhibit L.

     "Shareholders' Agreements" shall have the meaning set forth in Section 5.13(d).

     "Siemen's Obligations" shall mean those minimum royalty obligations owing to Siemen's in an amount not to exceed $9,000,000 in the aggregate as of the Initial Borrowing Date.

     "Significant Subsidiary" shall mean any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X.

     "Start Date" shall mean the first day of any Applicable Period.

     "Stated Amount" of each Letter of Credit shall mean at any time the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

     "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

     "Subsidiary Assumption Agreement" shall have the meaning provided in
Section 12.17(iii).

     "Subsidiary Guarantor" shall mean each Subsidiary of Holdings (other than (i) the Borrower, (ii) Fidata, (iii) River Medical and (iv) a Foreign Subsidiary except to the extent otherwise provided in Section 7.14) that is or becomes a party to the Subsidiary Guaranty.

     "Subsidiary Guaranty" shall have the meaning provided in Section 5.20.

     "Supermajority Banks" of any Facility shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

     "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

     "Swingline Loan" shall have the meaning provided in Section 1.01(B).

     "Swingline Note" shall have the meaning provided in Section 1.05(a).

     "Syndication Agents" shall have the meaning provided in the first paragraph of this Agreement.

     "Syndication Date" shall have the meaning provided in Section 1.01(A)(a).

     "Tax Sharing Agreements" shall have the meaning provided in Section
5.13(h).

     "Taxes" shall have the meaning provided in Section 4.04.

     "10% Preferred Stock" shall have the meaning provided in Section 6.16(a).

     "Term Loan" shall mean each A Term Loan, each B Term Loan, each C Term Loan and each D Term Loan.

     "Test Date" shall mean, with respect to any Applicable Period, the last day of the most recent fiscal quarter or fiscal year, as the case may be, ended immediately prior to the Start Date with respect to such Applicable Period.

     "Test Period" shall mean (i) for any determination made on and prior to September 30, 1997, the period from January 1, 1997 to the last day of the fiscal quarter of Holdings then last ended, PROVIDED that the first Test Period shall end on March 31, 1997, and (ii) for any determination made thereafter, the four consecutive fiscal quarters of Holdings then last ended.

     "Total A Term Loan Commitment" shall mean the sum of the A Term Loan Commitments of each of the Banks.

     "Total B Term Loan Commitment" shall mean the sum of the B Term Loan Commitments of each of the Banks.

     "Total C Term Loan Commitment" shall mean the sum of the C Term Loan Commitments of each of the Banks.

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     "Total D Term Loan Commitment" shall mean the sum of the D Term Loan
Commitments of each of the Banks.

     "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

     "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

     "Total Term Loan Commitment" shall mean the sum of the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total C Term Loan Commitment and the Total D Term Loan Commitment.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time.

     "Transaction" shall mean, collectively, (i) the Acquisition, (ii) the issuance by the Borrower of the Senior Subordinated Notes on the Initial Borrowing Date, (iii) the incurrence of the Loans hereunder on the Initial Borrowing Date, (iv) the Refinancing, (v) the Existing Senior Notes Tender Offer/Consent Solicitation, the purchase of Existing Senior Notes pursuant thereto and the subsequent defeasance of any remaining Existing Senior Notes,
(vi) the Debentures Redemption, (vii) the Holdings Preferred Stock Redemption, (viii) the IVAC Merger, (ix) the IMED Merger and (x) the payment of fees and expenses in connection with the foregoing.

     "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

     "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

     "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

     "Waivable Mandatory Repayment" shall have the meaning provided in
Section 4.02(C).

     "Waivable Voluntary Repayment" shall have the meaning provided in
Section 4.02(C).

     "Warning Letter" shall mean a letter issued by the FDA for any violation of regulatory significance.

     "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

     "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     "Working Capital" shall mean the excess of Consolidated Current Assets (but excluding therefrom all cash, Cash Equivalents and deferred income taxes to the extent included in current assets) over Consolidated Current Liabilities.

     "Written," "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

     SECTION 11.  THE AGENTS.

     11.01 APPOINTMENT. Each Bank hereby irrevocably designates and appoints BTCo and Paribas as Agents of such Bank (for purposes of this Section 11, the term "Agents" shall mean BTCo acting as Administrative Agent and Collateral Agent and Banque Paribas acting as Documentation Agent) to act as specified herein and in the other Credit Documents. Each such Bank hereby irrevocably authorizes Paribas and BTCo as Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to each Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent. The provisions of this Section 11 are solely for the benefit of the Agents and the Banks, and neither Holdings nor any


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

of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of the Banks and no Agent assumes nor shall be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, each Syndication Agent in its capacity as Syndication Agent shall have no obligations or liabilities under this Agreement or any other Credit Document.

     11.02 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

     11.03 EXCULPATORY PROVISIONS. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. No Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Banks or by or on behalf of Holdings or any of its Subsidiaries to such Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     11.04 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     11.05 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has actually received notice from a Bank, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the Banks. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     11.06 NON-RELIANCE ON AGENT, AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Bank. Each Bank represents to each Agent that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     11.07 INDEMNIFICATION. The Banks agree to indemnify each Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required

Banks at such time (determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; PROVIDED, that no Bank shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of such Agent. To the extent any Bank would be required to indemnify such Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Bank, such Defaulting Bank shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Bank shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Bank under this
Section 11.07 over the aggregate amount such Bank would have been obligated to pay had such first Bank not been a Defaulting Bank. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations and termination of all Commitments.

     11.08 AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though such Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent and the terms "Bank" and "Banks" shall include each Agent in its individual capacity.

     11.09 HOLDERS. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     11.10 RESIGNATION OF AN AGENT; SUCCESSOR AGENT. Any Agent may resign as an Agent upon 20 days' notice to the Banks. Upon the resignation of such Agent, the Required Banks shall appoint from among the Banks a successor Agent which is a bank or a trust company for the Banks subject, to the extent that no Default or Event of Default has occurred and is then continuing, to prior approval by Holdings (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such

Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If a successor Agent shall not have been so appointed within such 20 day period after the date such notice of resignation was given by such Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all duties of such Agent hereunder and/or under any other Credit Documents until such time, if any, as the Required Banks appoint a successor Agent as provided above. After the resignation of such Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 12.  MISCELLANEOUS.

     12.01  PAYMENT OF EXPENSES, ETC.   The Borrower hereby agrees to:  (i)
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agents' syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agents and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agents and each of the Banks thereunder (including, without limitation, (x) any expenses incurred by the Agents and/or the Banks in connection with the enforcement of any Credit Documents in any bankruptcy proceeding involving Borrower and (y) the reasonable fees and disbursements of counsel (including in-house counsel) for the Agents and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iv) indemnify each Agent, Administrative Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged generation, presence or Release of Hazardous Materials (i) on or from, or the transportation of Hazardous Materials to or from, any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, or (ii) in the air, surface water or groundwater or on the surface or subsurface of any Real Property or (c) any Environmental Claim relating to Holdings or its Subsidiaries or any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such
investigation, litigation or other proceeding.   Notwithstanding anything to
the contrary in this Agreement, the Borrower shall be permitted to pay all fees in connection with the Transaction, regardless of whether such fees are owing by Holdings, IVAC Holdings or any Wholly-Owned Subsidiary of Holdings.

     12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank or any other Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank or any other Bank pursuant to
Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank is hereby designated the agent of all other Banks for purposes of effecting set off pursuant to this Section 12.02, and each Credit Party hereby grants to each Bank for such Bank's own benefit and as agent for all other Banks a continuing security interest in any and all deposits, accounts or moneys of such Credit Party maintained from time to time with such Bank.

     12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

     12.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, PROVIDED FURTHER, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof),
(ii) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

     (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, PROVIDED that (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld or delayed), (iv) the consent of each Letter of Credit Issuer shall be required in connection with any such assignment of Revolving Loan Commitments pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld) and
(v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 7.12 hereof. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this
Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11,
2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

     12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent, the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

     12.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; PROVIDED, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Banks); PROVIDED, that except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1995 financial statements delivered to the Banks pursuant to Section 6.10(b) and (c).

     (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

     12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCEPT CERTAIN CREDIT DOCUMENTS WHICH SHALL BE GOVERNED BY SUCH OTHER JURISDICTION AS SPECIFIED IN EACH SUCH CREDIT DOCUMENT. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.
Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

     (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrower and each Agent.

     12.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

     12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) (with Obligations being directly affected thereby in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof,
(ii) release all or
substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement (other than such assignment or transfer consummated in accordance with this Agreement as in effect on the Initial Borrowing Date); PROVIDED, FURTHER, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (2) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (3) without the consent of each Agent, amend, modify or waive any provision of Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (5) without the consent of the Majority Banks of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Facility in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to Section 4.01(a) or 4.02 (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (6) without the consent of the Supermajority Banks of the respective Facility, amend the definition of Supermajority Banks or amend, modify or waive any Scheduled Repayment of such affected Facility.

     (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate all of such non-consenting Bank's Commitments and repay in full its outstanding Loans, in accordance with

Sections 3.02(b) and/or 4.01(b), PROVIDED that, unless the Commitments terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

     12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

     12.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; PROVIDED, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

     12.15 CONFIDENTIALITY. (a) Each of the Banks agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings, the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; PROVIDED, that any Bank may disclose any such information
(a) as has become generally available to the public or has become available to such Bank on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the National Association of Insurance Commission or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; PROVIDED, that such prospective transferee agrees, for the benefit of such Bank and the Borrower, to provisions substantially identical to those contained in this Section.

     (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank).

     12.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     12.17 IMED MERGER. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, the Borrower shall, as required by Section 7.20, on the Initial Borrowing Date, immediately following the Acquisition, merge with and into IVAC Holdings (the "IMED Merger"), at the time of which IMED Merger the following conditions shall have been satisfied (it being understood and agreed that all documents and instruments listed below shall be executed and delivered into an escrow arrangement satisfactory to the Agents on the Initial Borrowing Date (before the incurrence of the initial Loans on such date) pending consummation of the IMED Merger):

          (i) the Agents shall have received copies of the documents and instruments of transfer in connection with the IMED Merger, certified as true and correct by an officer of the Borrower, which documents and instruments shall be satisfactory in form and substance to the Bank;

          (ii) IVAC Holdings shall have duly authorized, executed and delivered to the Agents the IMED Merger Documents which shall include an assumption acknowledgment in the form of Exhibit M attached hereto (the "Assumption Acknowledgment"), pursuant to which IVAC Holdings shall assume all of the Borrower's rights, obligations and liabilities under this Agreement, the Notes, the Security Agreement, the Pledge Agreement and the Mortgages and shall become the "Borrower" for all purposes of this Agreement and the other Credit Documents;

          (iii) all Domestic Subsidiaries of IVAC Holdings (other than River Medical) shall have duly authorized, executed and delivered to the Administrative Agent an assumption agreement in the form of Exhibit N attached hereto (the "Subsidiary Assumption Agreement"), pursuant to which each such Domestic Subsidiary shall become a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement;

          (iv) (a) IVAC Holdings shall have executed and delivered forms of the Pledge Agreement, conformed to satisfy all applicable German and English law, and shall have delivered to the Collateral Agent, as Pledgee the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock and (b) IVAC Overseas shall have executed and delivered forms of the Pledge Agreement, conformed to satisfy all applicable French and Spanish law, and shall have delivered to the Collateral Agent, as Pledgee the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock;

          (v) all steps shall have been taken, to the satisfaction of the Agents in its sole discretion, to preserve and protect the security interests created in the assets of IMED pursuant to this Agreement, the Pledge Agreement, the Security Agreement and the Mortgages in favor of the Collateral Agent;

          (vi)  IVAC Holdings shall have delivered to the Agents opinions
     (a) substantially in the form of Exhibit O attached hereto, of counsel Gordon Altman Butowsky Weitzen Shalov & Wein, and (b) in form and substance satisfactory to the Agents, of the local counsel referred to in
     Section 7.22, such opinions to the effect that the Administrative Agent for the benefit of the Banks has a continued first priority fully perfected Lien on the assets of IMED which shall become the assets of IVAC Holdings pursuant to the IMED Merger and covering such other matters relating to such transactions, the assumption by IVAC Holdings of the Borrower's obligations and Liens upon the Borrower's properties as the Agents may reasonably require;

          (vii) the Borrower shall have delivered or caused to be delivered to the Agents such other documents or instruments as the Agents may reasonably require in connection with such transaction;

          (viii) IVAC Holdings shall have delivered or caused to be delivered to the Collateral Agent a Mortgage Policy not less favorable to the Collateral Agent than the policy delivered pursuant to Section 5.12(b) (or an acknowledgement from the issuer of such policy that the policy continues in full force and effect as to IVAC Holdings);

          (ix) IVAC Holdings shall have executed and delivered new Term Notes (the "New Term Notes"), Revolving Notes (the "New Revolving Notes") and a Swingline Note (the "New Swingline Note") substantially in the form executed by the Borrower pursuant to Section 1.05;

          (x) IVAC Holdings shall have executed and delivered to the Agents a certificate signed by an appropriate officer of IVAC Holdings stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07 and 5.08 exist as of such date;

          (xi) IVAC Holdings and each of its Domestic Subsidiaries shall have
     (a) executed and delivered to the Agents a certificate signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be satisfactory to the Agents or the Required Banks;

          (xii) the Agents or the Required Banks shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agents or the Required Banks reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities; and

          (xiii) the ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by IVAC Holdings or any of its Subsidiaries) and management of IVAC Holdings and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agents or the Required Banks.

Upon the transfer in accordance with this Section 12.17, and provided that the Borrower has assigned to IVAC Holdings its rights and powers hereunder, IVAC Holdings shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the Notes with the same effect as if IVAC Holdings had been named as the Borrower herein.

     12.18  GERMAN PLEDGE AGREEMENT.   In case an Event of Default shall
occur and BTCo exercises its rights, powers and remedies under the German Pledge Agreement for the protection and enforcement of its rights in respect of the Collateral thereunder, BTCo shall allocate such proceeds to the Banks ratably according to their respective "percentages" as used in determining the Required Banks at such time.

     SECTION 13.  HOLDING COMPANY GUARANTY.

     13.01 THE GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Administrative Agent and/or the Banks, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent or the Banks in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such

                                                                       EX 10.1 K


judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     13.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in
Section 9.05, and unconditionally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

     13.03 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     13.04 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

     13.05 AUTHORIZATION. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

     13.06 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     13.07 SUBORDINATION. Any of the indebtedness of the Borrower relating to the Guaranteed Obligations now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

     13.08 WAIVER. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by any Agent, Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

     (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Administrative Agent and the Banks shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

     (c) Holdings hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by real property located in the State of California, Holdings shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing Holdings' or any secured creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations.

     (d) Holdings hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Holdings hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to Holdings under Sections 2787 through 2855, inclusive, 2899 and 3433 of the California Civil Code.

     (e) Holdings further understands, is aware and hereby acknowledges that if the Guaranteed Creditors elect to nonjudicially foreclose on any real property security located in the State of California any right of subrogation of Holdings against any Credit Party may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, Holdings may have a defense to a deficiency judgment arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel. Holdings waives all rights and defenses arising out of an election of remedies by the Banks, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of
Section 580d of the Code of Civil Procedure or otherwise.

     13.09 NATURE OF LIABILITY. It is the desire and intent of Holdings and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                              *          *          *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESSES:
                                       ADVANCED MEDICAL, INC.


                                       By ____________________________________
                                        Title:


                                       IMED CORPORATION


                                       By ____________________________________
                                        Title:


                                       BANKERS TRUST COMPANY,
                                         Individually, as Administrative Agent
                                         and as Syndication Agent


                                       By ____________________________________
                                        Title:


                                       BANQUE PARIBAS,
                                         Individually, as Documentation Agent
                                         and as Syndication Agent


                                       By ____________________________________
                                        Title:


                                       By ____________________________________
                                        Title:

                                       DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION,
                                        Individually and as Syndication Agent


                                       By ____________________________________
                                        Title:

                                                                        ANNEX I




                                  LIST OF BANKS


                                                                                 REVOLVING
         BANK            A TERM LOAN   B TERM LOAN   C TERM LOAN   D TERM LOAN      LOAN
                          COMMITMENT   COMMITMENT    COMMITMENT    COMMITMENT    COMMITMENT
         ----            -----------   -----------   -----------   -----------   ----------
Bankers Trust Company    $             $             $             $             $

Banque Paribas           $             $             $             $             $

Donaldson, Lufkin &
Jenrette Securities
Corporation              $             $             $             $             $

Total:                   $75,000,000   $42,500,000   $42,500,000   $40,000,000   $50,000,000


                                                                      ANNEX II




                                 BANK ADDRESSES



BANK

                                                                      ANNEX II
                                                                        Page 2

ADDRESS
-------

Bankers Trust Company

                                                                      ANNEX II
                                                                        Page 3

One Bankers Trust Plaza
New York, NY  10006
Attention:
Telephone No.:
Facsimile No.:
Banque Paribas

                                                                      ANNEX II
                                                                        Page 4

Attention:
Telephone No.:
Facsimile No.:
Donaldson, Lufkin & Jenrette
  Securities Corporation

                                                                      ANNEX II
                                                                        Page 5

Attention:
Telephone No.:
Facsimile No.: